SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Old Republic International Corporation
(Name of Registrant as Specified In Its Charter)

__________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

    5)    Total fee paid:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

1)    Amount Previously Paid:

2)    Form, Schedule or Registration Statement No.:

3)    Filing Party:

4)    Date Filed:

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

March 31, 2022

RE:    Old Republic International Corporation
Commission File No. 001-10607
Definitive Proxy Material

Dear Staff:

I am filing, pursuant to Rule 14a-6 of Regulation 14A under Sub-section 14 of the Securities Exchange Act of 1934, a definitive copy of the Notice, Proxy Statement and form of Voting Stock Proxy solicitation materials for the Annual Meeting of Shareholders of Old Republic International Corporation (the “Company”) to be held on May 26, 2022. Definitive copies of the proxy materials, together with the Annual Report to Shareholders, will first be available to shareholders of the Company no earlier than March 31, 2022.

Pursuant to sub-part 232.101(b)(1) of Regulation S-T, the Company has elected not to submit its Annual Report to Shareholders in an electronic format. In accordance with Rule 14a-3(c), seven copies will be filed separately with the Commission.

Sincerely yours,

/s/ William J. Dasso
William J. Dasso
Counsel

NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS

TIME AND DATE	3:00 P.M. Central Daylight Time, Thursday, May 26, 2022.

PLACE	This year's Annual Meeting of Shareholders will be held virtually. There will be no physical location and Old Republic's representatives will participate via webcast.
The virtual meeting can be accessed at the following internet link:
www.virtualshareholdermeeting.com/ORI2022

ITEMS OF BUSINESS	● To elect four members of the Class 2 Board of Directors, each for a term of three years.
● To ratify the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2022.
● To vote in an advisory capacity concerning the Company’s executive compensation.
● To approve the Old Republic International Corporation 2022 Incentive Compensation Plan.
● To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	You can vote if you are a shareholder of record on March 28, 2022.

ANNUAL REPORT TO SHAREHOLDERS
Our annual report to shareholders for 2021 is printed together with this proxy statement. The Company’s Forms 10-K, 10-Q and other reports to shareholders may also be accessed through our website at www.oldrepublic.com or by writing to Investor Relations at the Company address.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting of the Shareholders. You can vote your shares by completing and returning your proxy card, by voting on the Internet, or by telephone.

March 31, 2022	By order of the Board of Directors
Thomas A. Dare Senior Vice President, General Counsel and Secretary

Page No.	Table of Contents
1	GENERAL INFORMATION
2	Voting Procedures
3	Other Matters for the Annual Meeting of the Shareholders
3	Principal Holders of Securities
5	ITEM 1: ELECTION OF DIRECTORS
8	Board of Directors’ Recommendation
8	CORPORATE GOVERNANCE
12	Leadership Structure and Risk Management
13	Board of Directors’ Responsibilities and Independence
14	Recent Developments in Corporate Governance
15	Procedures for the Approval of Related Person Transactions
16	Delinquent Section 16(a) Reports
16	The Board and Its Committees
20	Shareholder Communication with the Board
20	ITEM 2: RATIFICATION OF THE SELECTION OF AN INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
20	External Audit Services
21	Board of Directors’ Recommendation
21	Audit Committee Report for 2021
22	COMPENSATION MATTERS
22	Compensation Committee Report for 2021
22	Compensation Committee Interlocks and Insider Participation
22	Directors’ Compensation
23	Compensation Discussion and Analysis
25	Summary Compensation Table
27	CEO Pay Ratio Disclosure
27	Annual Salary Compensation Practices
28	Incentive Awards and Bonuses
28	Key Employee Performance Recognition Plans (KEPRP)
29	Deferred Compensation Under the KEPRPs
29	Stock Option and Restricted Stock Awards Under 2016 Incentive Compensation Plan
30	Stock Option Grants During 2021
31	Exercises of Stock Options During 2021
31	Equity Compensation Plan Information
32	Outstanding Equity Awards at Year End 2021
33	Clawback Policy
33	Hedging Prohibited
33	Change of Control, Severance or Retirement
33	Tax Deductibility of Compensation
34	Stock Ownership Guidelines
34	Pension Plan and Baseline Security Plan
35	Pension Benefits
35	Employees Savings and Stock Ownership Plan (ESSOP)
36	Other Benefits
36	ITEM 3: VOTE ON EXECUTIVE COMPENSATION
37	Board of Directors’ Recommendation
37	ITEM 4: APPROVAL OF THE OLD REPUBLIC INTERNATIONAL CORPORATION 2022 INCENTIVE COMPENSATION PLAN
37	Background
37	Description of the 2022 Incentive Compensation Plan
44	New Plan Benefits
45	Board of Directors’ Recommendation
46	OTHER INFORMATION
46	Shareholder Proposals or Director Nominations for the 2023 Annual Meeting of the Shareholders
A 1	APPENDIX 1: OLD REPUBLIC INTERNATIONAL CORPORATION 2022 INCENTIVE COMPENSATION PLAN
ii

Proxy Statement
OLD REPUBLIC INTERNATIONAL CORPORATION
ANNUAL MEETING OF THE SHAREHOLDERS
May 26, 2022

GENERAL INFORMATION

This proxy statement is being furnished to the shareholders of Old Republic International Corporation, a Delaware insurance holding corporation (together with its subsidiaries, the “Company”, “Old Republic” or “ORI”), with its executive office at 307 North Michigan Avenue, Chicago, Illinois 60601. This Statement is furnished in connection with the solicitation of proxies by ORI’s Board of Directors for use at the Annual Meeting of the Shareholders to be held on May 26, 2022 and any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to the shareholders is March 31, 2022.

Old Republic intends to conduct our 2022 Annual Meeting of Shareholders as a "virtual" meeting. Shareholders of record at the close of business on March 28, 2022, are invited to vote their shares at proxyvote.com. Important information about attending and voting at the virtual meeting will be posted on Old Republic's website (www.oldrepublic.com) under the heading "2022 Annual Meeting Information".

Virtual meeting date:    Thursday May 26, 2022
Virtual meeting time:    3 P.M. Central Daylight Time
Virtual meeting link:    www.virtualshareholdermeeting.com/ORI2022

Shareholders may vote their shares and review the list of registered shareholders during the virtual meeting using the directions on the meeting website shown above. Additional information regarding the rules and procedures for the meeting will be posted on the meeting website and can be viewed during the meeting. Technical assistance will be available for those attending the meeting. If there are any technical issues in convening or hosting the meeting, additional information will be promptly posted on Old Republic's website (www.oldrepublic.com) under the heading "2022 Annual Meeting Information".

All shareholders will need their sixteen-digit control number in order to be authenticated and to vote during the meeting. Each shareholder's control number can be found on your notice or proxy card. Shareholders without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or review the list of registered shareholders during the virtual meeting.

Your proxy may be revoked at any time before shares are voted by written notification addressed to the persons named therein as proxies, and mailed or delivered to the Company at the above address. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

If the enclosed proxy is properly executed and returned in time for voting, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted by the Company’s proxy committee (whose members are listed on the proxy card) for: (a) the election of the director nominees named below (or substitutes thereof if any nominees are unable or refuse to serve); (b) the selection of the Company’s independent registered public accounting firm; (c) the advisory vote concerning the Company’s executive compensation as recommended by the Board of Directors; (d) the approval of the Old Republic International Corporation 2022 Incentive Compensation Plan; and (e) in the discretion of the proxy committee upon any other matters which may properly come before the meeting.

The Company has one class of voting stock outstanding - Common Stock, $1.00 par value per share (“Common Stock”). On March 1, 2022, there were 308,188,004 shares of Common Stock outstanding and entitled to one vote each on all matters to be considered at the meeting. Shareholders of record as of the close of business on March 28, 2022 are entitled to notice of and to vote at the meeting. There are no cumulative voting rights with respect to the election of directors.

VOTING PROCEDURES

The Company’s Restated Certificate of Incorporation and Amended and Restated By-laws prescribe voting procedures for certain, but not all corporate actions. When no procedures are prescribed, the General Corporation Law of the State of Delaware applies. Matters presented at the Company’s Shareholder Meetings are decided as follows: (1) directors are elected by a plurality of the shares present in person or by proxy at the meeting and entitled to vote; (2) amendments to the Company’s Restated Certificate of Incorporation are determined by the affirmative vote of the majority of shares outstanding and entitled to vote, except for: (a) amendments that concern approval thresholds for plans of merger or other business transactions not unanimously approved by the Board of Directors, which require the approval of 80% of the shares entitled to vote, or (b) amendments that concern the number or terms of the Board of Directors, which require the approval of 66-2/3% of the shares entitled to vote; (3) shareholder action to repeal, alter, amend or adopt new by-laws, which require the approval of 66% of the shares entitled to vote; and (4) all other matters are determined by the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote.

Under Delaware law, the votes at the Company’s Annual Meeting of the Shareholders will be counted by the inspectors of election appointed by the chair at the meeting. The inspectors are charged with ascertaining the number of shares outstanding, the number of shares present, whether in person or by proxy, and the validity of all proxies. The inspectors are entitled to rule on any voting challenges and are responsible for the tabulation of the voting results.

A quorum for the Company’s Annual Meeting of the Shareholders is one third of the shares outstanding and entitled to vote appearing in person or by proxy at the meeting. Under Delaware law, abstentions are counted in determining the quorum of the meeting and as having voted on any proposal on which an abstention is voted. Therefore, on those proposals that require a plurality vote of the shares entitled to vote in person or by proxy at the meeting, the vote of an abstention has no effect. However, on those proposals that require an affirmative vote of at least a majority of shares present in person or by proxy at the meeting, the vote of an abstention has the effect of a vote against the proposal.

Shares beneficially owned but registered in the name of a broker or bank will be counted for the determination of a quorum for the meeting if there is a discretionary voting item on the meeting agenda within the meaning of section 402.08 of the New York Stock Exchange (“NYSE”) Listed Company Manual. If there is a discretionary item on the agenda and the broker or bank does not vote these shares (a “non-vote”), they will not be counted as having voted on the proposal. Therefore, on those proposals that require a plurality or at least a majority vote of the shares at the meeting that are entitled to vote, a non-vote will have no effect. However, on those proposals that require an affirmative vote of at least a majority of the shares outstanding that are entitled to vote, a non-vote has the effect of a vote against the proposal. If there are no discretionary voting items on the meeting agenda, shares beneficially held in the name of a broker or bank shall not be counted in determining a quorum. This year Item 2 is a discretionary voting item; all other items are non-discretionary.

Shareholders can simplify their voting and save Old Republic expense by voting by telephone or by Internet. If you vote by telephone or Internet, you need not mail back your proxy card. Telephone and Internet voting information is provided on your proxy card. A Control Number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. To revoke a proxy given, or change your vote cast, by telephone or Internet, you must do so by following the directions on your proxy card, provided such changes are made by 11:59 PM, Eastern Daylight Time on May 25, 2022.

HOUSEHOLDING OF PROXIES

The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers who distribute annual reports and proxy materials may deliver a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive promptly at any time a separate copy of our annual report or proxy statement by sending a written request to the Company at the above address, attention Investor Relations, or by visiting our website, www.oldrepublic.com and downloading this material.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement in the future, please notify your broker if your shares are held in a brokerage account, or if you hold registered shares, the Company’s transfer agent, EQ Shareowner Services, P.O. Box 64874, St. Paul, MN 55164, phone number 800-401-1957.

OTHER MATTERS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS

The Company knows of no matters, other than those referred to herein, that will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, or any adjustment or postponement thereof, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

EXPENSES OF SOLICITATION

All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, the Company has retained D. F. King & Company of New York City, to assist in the solicitation of proxies. Fees for this solicitation are expected to be approximately $9,500. The Company intends to reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons. In a limited number of instances, regular employees of the Company may solicit proxies in person or by telephone.

PRINCIPAL HOLDERS OF SECURITIES

The following tabulation shows with respect to (i) each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) the Company’s Employees Savings and Stock Ownership Plan (ESSOP); (iii) each director and executive officer of the Company (including nominees); and (iv) all directors and executive officers, as a group: (a) the total number of shares of Common Stock beneficially owned as of March 1, 2022, except as otherwise noted, and (b) the percent of the class of Common Stock so owned:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(*)

Common Stock	BlackRock, Inc.	30,370,463	(1)	9.9
Shareholders’ beneficial ownership	55 East 52nd Street
of more than 5% of the Common	New York, New York 10022
Stock and the ESSOP ownership
	The Vanguard Group	28,119,286	(1)	9.2
	100 Vanguard Blvd.
	Malvern, Pennsylvania 19355

	State Street Corporation	22,446,874	(1)	7.3
	State Street Financial Center
	One Lincoln Street
	Boston, Massachusetts 02111

	Old Republic International Corporation	18,991,960	(2)	6.2
	Employees Savings and Stock Ownership Trust
	307 N. Michigan Avenue
	Chicago, Illinois 60601

Common Stock	Name of Beneficial Owner	Shares Subject to Stock Options(*)	Shares Held by Employee Plans(*)(2)(3)	Other Shares Beneficially Owned(*)	Total		Percent of Class (*)
Directors' and Executive Officers' (including nominees) Beneficial Ownership	Barbara A. Adachi	0	0	2,300	2,300	(***)	**
	Steven J. Bateman	0	0	25,569	25,569		**
	Harrington Bischof	0	0	20,239	20,239	(4)	**
	Lisa J. Caldwell	0	0	786	786		**
	Thomas A. Dare	12,500	2,969	6,306	21,775		**
	Jimmy A. Dew	0	132,207	745,657	877,864	(5)	0.3
	John M. Dixon	0	0	21,061	21,061		**
	W. Todd Gray	12,925	2,171	22,155	37,251		**
	Michael D. Kennedy	0	0	7,322	7,322		**
	Charles J. Kovaleski	0	0	13,396	13,396		**
	Spencer LeRoy III	0	0	100,686	100,686	(6)	**
	Peter B. McNitt	0	0	10,280	10,280		**
	Karl W. Mueller	105,000	30,190	39,078	174,268		0.1
	Stephen J. Oberst	130,900	76,483	6,805	214,188	(7)	0.1
	Glenn W. Reed	0	0	14,415	14,415		**
	Craig R. Smiddy	203,750	26,825	8,584	239,159		0.1
	Frank J. Sodaro	21,750	1,638	6,751	30,139	(8)	**
	Arnold L. Steiner	0	0	705,188	705,188	(9)	0.2
	Fredricka Taubitz	0	0	21,000	21,000		**
	Steven R. Walker	0	0	67,500	67,500	(10)	**
	Rande K. Yeager	0	67,373	45,297	112,670		0.1
	Aldo C. Zucaro	335,540	0	2,035,000	2,370,540	(11)	0.8
	Directors and all Executive Officers, as a group (22 individuals)	822,365	339,856	3,925,375	5,087,596		1.6
*     Calculated pursuant to Rule 13d 3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d 3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. None of the options shown for executive officers were exercised prior to the Company’s record date and therefore are not eligible to vote at the Annual Meeting of the Shareholders.
**    Less than one-tenth of one percent.
*** Reflects shares acquired by Ms. Adachi on March 18, 2022.

(1)    Reflects the number of shares as of December 31, 2021 shown in the most recent Schedule 13G filings with the SEC. BlackRock, Inc. has reported sole and shared voting power for 29,001,224 and -0- shares, respectively, and sole and shared dispositive power for 30,370,463 and -0- shares, respectively. The Vanguard Group has reported that it has sole and shared voting power for -0- and 149,290 shares, respectively, and sole and shared dispositive power for 27,720,973 shares and 398,313 shares, respectively. State Street Corporation has reported that it has no sole and shared voting power for shares but sole and shared dispositive power for 21,911,037 and 22,446,874 shares, respectively.
(2)    Reflects the number of shares held as of December 31, 2021 as follows:
(a)Under the terms of the Old Republic International Corporation Employees Savings and Stock Ownership Plan (“ESSOP”), a participant is entitled to vote the Company Common Stock held by the ESSOP, the shares of which have been allocated to the participant’s account. The Executive Committee of the Company is authorized to vote the Company Common Stock held by the ESSOP until such time as the shares of such stock have been allocated to a participant’s account or where a participant fails to exercise his or her voting rights. In these regards, the Executive Committee may be deemed to have sole investment power with respect to unallocated stock and shared power for allocated stock held by the ESSOP.
(b)In addition to the ESSOP, the Old Republic International Employees Retirement Plan holds an aggregate of 2,829,509 shares of the Company’s Common Stock not included in this table. The voting of these shares is controlled, directly or indirectly in a fiduciary capacity, by the Executive Committee.
(c)The trustees of the Company’s Baseline Security Plan (“BSP”), on December 31, 2021, owned an aggregate of 636,580 shares of the Company Common Stock. These shares are not included in this table, because each participant is entitled to vote the shares of the Company’s Common Stock held by the BSP that have been allocated to their account.
(d)American Business & Mercantile Insurance Mutual Inc. (“ABM”) and its subsidiary own 1,286,700 shares of the Company’s Common Stock. ABM is a mutual insurer controlled by its policyholders and indirectly by the Company through management agreements, the ownership of its surplus notes, and by directors and officers who are employees of the Company. These shares are not included in this table.

(3)    Includes only the shares that have been allocated to the employer matching and employee savings accounts of the director or executive officer as a participant in the ESSOP. Excludes those shares for which the director or executive officer may be deemed to have investment and voting power as a result of being a member of the Executive Committee.
(4)    Includes 8,437 shares held in an IRA trust for Mr. Bischof’s benefit.
(5)    Includes 315,908 shares owned by Mr. Dew’s wife and 93,682 shares held in an IRA trust for Mr. Dew.
(6)    Includes 40,587 shares held in IRA or Roth IRA trusts for Mr. LeRoy’s benefit.
(7)    Includes 34 shares held by Mr. Oberst's son.
(8)    Includes 1,503 shares that have a vesting restriction until June 13, 2022.
(9)    Includes 87,152 shares owned by Mr. Steiner directly, 183,085 shares held in certain trusts, 343,750 shares held in trust for Mr. Steiner’s children, for which he is a co-trustee, and 91,201 shares held by the Steiner Foundation for which Mr. Steiner disclaims beneficial ownership.
(10)    Includes 28,500 shares held in IRA and SEP-IRA trusts for Mr. Walker’s benefit, and 24,500 shares held by his wife.
(11)    Includes 715,000 shares held in IRA trusts for Mr. Zucaro.

ITEM 1
ELECTION OF DIRECTORS

The following table lists the nominees and continuing directors of the Company. Four Class 2 directors are to be elected at the Annual Meeting of the Shareholders for a term of three years and until their successors are elected and qualified. The nominees are current directors standing for re-election. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended that, in the absence of contrary specifications, the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company does not expect such an occurrence. All of the nominees have consented to be slated and to serve as directors if elected.

Jimmy A. Dew is not slated for reelection at the end of his three-year term expiring at the upcoming Annual Meeting of the Shareholders. At that time, the size of the Board will be reduced from fourteen to thirteen members. Mr. Dew will continue to serve as a director on the Boards of the RMIC Companies.

Aldo C. Zucaro resigned as Chairman of the Board and as a Director, effective October 27, 2021. Upon his resignation, Spencer LeRoy III was elected Chairman of the Board.

Lisa J. Caldwell was elected a Class 2 director, effective April 15, 2021. She is considered independent and was also named a member of the Compensation and Governance and Nominating Committees. The Governance and Nominating Committee approved her nomination and she was unanimously elected by the Board of Directors. No third party was involved in her recruitment or selection as a director and no fee was paid to any individual or entity in connection with her selection.

Barbara A. Adachi was elected a Class 3 director, effective December 16, 2021, and will stand for re-election in 2023. She is considered independent and was named a member of the Audit and Governance and Nominating Committees. The Governance and Nominating Committee approved her nomination and she was unanimously elected by the Board of Directors. No third party was involved in her recruitment or selection as a director and no fee was paid to any individual or entity in connection with her selection.

Given the reasons and background information cited next to each nominee’s name below, the Board of Directors believes that each of the nominees and the other continuing directors are eminently qualified to serve Old Republic’s shareholders and other stakeholders.

Name	Age	Positions with Company, Business Experience and Qualifications
Nominees For Election: CLASS 2 (Term to expire in 2025)

Steven J. Bateman	63	Director since 2017. An audit partner with the accounting firm of PricewaterhouseCoopers LLP until his retirement, he had a 37 year career as an auditor and business advisor for a large number of organizations engaged in all major insurance fields. During that period of time, he gained a wealth of knowledge and experience in the business and the risk factors associated with the insurance industry. His background and experience harmonizes with the Company’s business and the Board’s governance objectives.
Lisa J. Caldwell	61	Director since 2021. Ms. Caldwell is the Chief Executive Officer of Caldwell Collection, LLC, a fashion retail organization, and previously served as the Executive Vice President and Chief Human Resources Officer of Reynolds American, R. J. Reynolds Tobacco Company, and RAI Services until her retirement in 2018. She is a member of the founding board of directors of Triad Business Bank and she has served in leadership roles at many charitable and educational organizations. Ms. Caldwell brings to the Board her general business and entrepreneurial expertise, her experience as an executive officer of a large corporation and her extensive knowledge of human resource matters.
John M. Dixon	82	Director since 2003. Chair of the Compensation Committee. Formerly Chief Executive Partner with the law firm of Chapman and Cutler, Chicago, Illinois until his retirement in 2002. His qualifications include his extensive background as an attorney and his knowledge of corporate law and the legal and other risks associated with corporations similar to the Company.
Glenn W. Reed	69	Director since 2017. Mr. Reed served as a Managing Director of The Vanguard Group, Inc., one of the world’s largest asset-management firms until his retirement from the firm in 2017. While at Vanguard, Mr. Reed had overall responsibility for Vanguard’s corporate finance and mutual fund finance functions, most recently heading up the firm’s Strategy division. Prior to joining Vanguard in 2007, he served as general counsel for a multi-line health and life insurance company following a 21-year career as a partner of the Chicago-based law firm of Gardner, Carton & Douglas (now Faegre Drinker Biddle & Reath). This long experience and deep knowledge in these fields harmonizes well with the Company’s business needs and the Board’s governance objectives.

Continuing Directors: CLASS 3 (Term expires in 2023)

Barbara A. Adachi	71	Director since December 16, 2021. Retired since 2013, she was formerly the chief executive and National Managing Partner for Deloitte Consulting’s Human Capital Consulting Practice. Her extensive general business experience, in insurance, consulting and human resource matters harmonizes well with the Company’s business needs.
Charles J. Kovaleski	73	Director since 2018. Retired as an attorney, he was formerly with Attorneys’ Title Insurance Fund, Orlando, Florida as well as an officer with one of the Company’s Title subsidiaries for many years. He brings extensive general business experience to Old Republic’s Board particularly in real estate and title insurance that harmonizes well with the Company’s business needs.
Craig R. Smiddy	57	Director since 2019. President and Chief Executive Officer as of the same date and Chair of the Executive Committee since December 2021. Prior to that President and Chief Operating Officer of the Company since June 2018. From 2013 to 2018, President and Chief Operating Officer of Old Republic General Insurance Group, Inc. Before joining the Company, he was President of the Specialty Markets Division of Munich Reinsurance America, Inc. He has significant experience in, and knowledge of, the business and the risk factors associated with the insurance industry and especially the insurance specialty markets harmonizing well with the Company’s business needs.
Arnold L. Steiner	84	Director since 1974. Lead Independent Director until June 30, 2021. Retired from Steiner Bank, Birmingham, Alabama of which he was President and a substantial owner. He has long and significant experience in financial businesses and has extensive knowledge of the Company and its risk factors.
Fredricka Taubitz	78	Director since 2003. Chair of the Audit Committee. A CPA by training, she was until 2000 Executive Vice President and Chief Financial Officer of Zenith National Insurance Corp. Until 1985, she was a partner with the accounting firm of Coopers & Lybrand (now PricewaterhouseCoopers LLP). During her long professional career she has gained significant experience in, and knowledge of, the business and the risk factors associated with the insurance industry that harmonizes well with the Company’s business needs.

Continuing Directors: CLASS 1 (Term expires in 2024)

Michael D. Kennedy	65	Director since 2020. Mr. Kennedy is a senior client partner with Korn Ferry, the global organizational consulting firm, where he is a member of that firm's global financial services market and a leader with Korn Ferry's Diversity Center of Expertise. Prior to joining Korn Ferry, he served in senior positions at several financial services firms, including GE Capital, Wachovia and J.P. Morgan & Co. Mr. Kennedy was appointed by President Obama to serve as the chair of the Federal Retirement Thrift Investment Board, the largest pension fund in the U.S. where he served until his term ended in 2020. Mr. Kennedy brings to the board his expertise and long experience in the financial services industry.
Spencer LeRoy III	75	Director since 2015. Chairman of the Board since October 27, 2021. Until his retirement in 2014, he was Senior Vice President, Secretary and General Counsel of the Company since 1992. Prior to that, he was a partner with the law firm of Lord, Bissell and Brook, (now Locke Lord LLP). His legal career involved all aspects of insurance, corporate governance and financial-related matters. Mr. LeRoy has a long and significant legal experience and extensive knowledge of the Company and its risk factors.
Peter B. McNitt	67	Director since 2019. He is the retired Vice Chair of BMO Harris Bank; a position he held since 2006. Prior to that, he led BMO Harris’ U.S. Corporate Banking as Executive Vice President and U.S. Investment Banking as Executive Managing Director. Mr. McNitt also serves as a director of Hub Group, Inc. (NASDAQ: HUB), a provider of intermodal highway and logistics services. He has long-term experience and deep knowledge gained during his more than 40 year-long career. His wide range of responsibilities focused on the delivery of the full breadth of wealth, and commercial and investment banking services to customers. His extensive experience harmonizes well with the Company’s business needs and governance objectives.
Steven R. Walker	76	Director since 2006. Lead Independent Director since July 1, 2021 and Chair of the Governance and Nominating Committee. Formerly Senior Counsel and Partner with Leland, Parachini, Steinberg, Matzger & Melnick, LLP, attorneys, San Francisco, California. He has significant experience as both an attorney and a business manager during a long career largely focused on the title insurance industry. His extensive experience harmonizes well with the Company’s business needs and governance objectives.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends a vote FOR the Class 2 directors listed above. Proxies solicited by the Board of Directors will be voted in favor of the election of these nominees unless shareholders specify to the contrary. The results of this vote shall be disclosed in a filing made with the SEC shortly after the Annual Meeting of the Shareholders and will be available for review on the Company’s website, www.oldrepublic.com.

CORPORATE GOVERNANCE:
BINDING ORGANIZATION, PURPOSE, AND LONG-TERM STRATEGY

Old Republic is a for-profit Organization that is a shareholder-owned insurance holding company chartered under the General Corporation Law of the State of Delaware. As a holding company, it has no operations of its own; rather its primary assets are the stock and debt instruments issued by its many subsidiaries. Nearly all of its consolidated business is conducted through 30 insurance underwriting subsidiaries that are chartered in 11 states and in three foreign jurisdictions. The Company also owns the equity and debt securities of over 100 other subsidiaries. Many of these subsidiaries produce revenue and provide risk management, claims management and other services for the Company’s insurance underwriting subsidiaries and outside parties.

This organizational structure ensures that Old Republic remains firmly established as a legal person with an indefinite life. Shareholders are not the direct owners of its assets or properties. Their rights are limited by Delaware law, which provides that shareholders delegate to the board of directors the responsibility for controlling, directing, and using those assets and properties based on the directors’ business judgment. Old Republic’s shareholders can be confident that the board of directors’ successful, long-standing governance practices are guided by its experienced business judgment and the Company’s charter and by-laws.

Our insurance subsidiaries are vested with a public trust. Accepting premium and insurance-related fees from policyholders and other buyers of related services forms the basis of this trust. This makes policyholders important stakeholders. They depend on the subsidiaries’ ability to meet their obligations of financial indemnity over long periods of time. In observance of these relationships, state insurance laws impose requirements on insurance companies to protect the legitimate interests of policyholders, as well as the community at large. As a result, Old Republic is by necessity governed for the long run envisaged by the long-term promises of financial indemnity and the public trust imbued in its insurance subsidiaries. Together with the principles and practices contained in the charter and by-laws, our governance is intended to ensure the following:

•Operation of the business within the law, with integrity, and in a socially responsible manner,
•Maintenance of the business’s competitive position to enable the continued growth of economic value in the interests of all stakeholders.

Old Republic’s Purpose is included in our Mission statement:

To provide quality insurance security and related services to businesses, individuals, and public institutions, and be a dependable long-term steward of the trust that policyholders, shareholders, and other important stakeholders place in us.

Our Lodestar embodies the Company’s Mission by binding organization, purpose, and long-term strategy into a coordinated whole.

Our Community: The Public Interest

We're an insurance business vested with the public interest. All is done right, within the law, and with integrity.

Our Capital Providers: Shareholders & Debt Holders

Capital is the lifeblood of a financial institution. It is the source and continuity of the enterprise.

Old Republic's Lodestar
Our Community
Our Capital Providers
OR
Our Customers
Our People

Our Customers: Policyholders & Buyers of Services

Good things happen when customers' legitimate needs are fulfilled by our people.

Our People: Intellectual Capital Providers

Our people's intellectual talent, know-how, and honorable work put capital to efficient use.

We pursue our Mission and Purpose using the long-standing principles and practices of: 1) our governance, 2) our service culture, 3) our value system, 4) the institutional memory that connects successive generations of managers, and 5) appreciation of our people and the intellectual capital they bring to managing our wide-ranging business. In operating a business within America’s free enterprise system, we are focused on achieving two interrelated outcomes:

A.    Create long-term value for all stakeholders, including shareholders, policyholders, our people, and the American community at large. We believe that this desired outcome is best achieved by:

•Enhancing the Company’s competitive position, which increases its economic value to all stakeholders in a socially responsible manner.
•Steadily building the Company’s business competitiveness and earnings prospects. This adds to our financial and intellectual capital, while at the same time:
–    Providing a financial cushion to support insurance obligations in case they prove greater than anticipated.

–    Enhancing the Company’s ability to handle its insurance risk-bearing and related functions to meet society’s increasing demands for protecting the property and other assets of a growing economy.

We use all of these means to achieve our Purpose and help meet the community’s long-term expectations of economic growth, sustainable employment, and an increasing tax base to accomplish social goals.

B.    Create long-term value for long-term shareholders, whose interests are aligned with our Mission as they provide and support the paid-in capital and retained earnings in the business. We measure this value over consecutive 10-year annual periods by assessing:

•Total returns of Old Republic’s common stock performance in the market place. This is calculated as the sum of the annual change in market value per share, assuming cash dividends are reinvested in shares when paid.
•Total returns of Old Republic’s common stock book value. This is calculated as the sum of the annual change in book value per share, plus cash dividends.
•Total return on shareholders’ equity. This is calculated by dividing net operating income (excluding both realized and unrealized investment gains or losses) by shareholders’ equity (which also excludes those factors).

In assessing the above, we seek to achieve consecutive 10-year annual compound total returns per share that exceed comparable returns of the Standard & Poor’s (S&P) 500 Index and the S&P P&C Insurance Index.

Our Long-Term Strategy is aligned with our Mission and governing principles. The linchpin of this strategy is the conservative, long-term management of Old Republic’s balance sheet. In this approach, periodic income statements are the linked outcomes from two succeeding balance sheet dates. The maintenance of a strong financial position supports the insurance subsidiaries’ risk-taking and obligations to policyholders, and underlies our stewardship for all stakeholders. We accomplish this through enterprise risk management and with insurance underwriting discipline. This discipline rests on key operating tenets of our business:

•Employing disciplined risk selection, evaluation, and pricing practices to reduce the possibility of adverse risk selection and to mitigate the uncertainty of insurance underwriting outcomes;
•Focusing on diversification and spreading of insured risks by geography and among industries that are core to the North American economy, while staying in areas in which we have demonstrated competency and proficiency;
•Emphasizing a balanced mix of insurance coverages for all the industries we serve and balancing the demands on our risk-bearing capital;
•Reducing and mitigating insured exposures through underwriting risk-sharing arrangements with policyholders to:
– Encourage a partnership approach to the cost and management of risk
– Bring greater efficiencies to capital management.

Achieving positive underwriting results is complemented by investment income, which we derive from investments of underwriting cash flows, shareholders’ capital, and funds provided by debt holders. Through the years, the combination of underwriting and investment income has led to: 1) increased earnings over cycles, 2) the maintenance of balance sheet strength, and 3) increasing cash dividends to shareholders. This strategy is evaluated each year by the Board of Directors when it reviews and approves management’s annual operating and capital allocation budgets. The evaluation includes, among other things, these major considerations:

•The diversification of the business by types of insurance coverages and product distribution;
•The business’s performance over multi-year insurance cycles. Reviews of 10-year trends are favored, as these likely encompass one or two economic and/or insurance underwriting cycles. This allows sufficient time for these cycles to run their course, for premium rate changes and subsequent underwriting results to appear in financial statements, and for reserved claim costs to be quantified with greater accuracy ;
•The allocation of capital to Old Republic’s key insurance underwriting subsidiaries, based on their risk-taking appetites and abilities, and their reserves to pay claims.

Old Republic’s capital management strategy is underpinned by:

•Retaining favorable independent financial ratings for the Company’s insurance underwriting subsidiaries;
•Increasing cash dividend payments over time based on the Company’s earnings power and trends. These payments benefit shareholders either directly or as beneficiaries of assets held by institutions or investment managers.

Old Republic’s dedication to steadily rising cash dividends rests on our belief that its long-term shareholders can benefit from the total return on their investment, whether measured by:

•The combination of the annual cash dividends and the annual change in year-end market value per share, or
•The combination of the annual cash dividends and the annual change in the Company’s book value per share.

Old Republic’s consistent cash dividend policy has produced these results:

•Dividend payments have been made without interruption since 1942 (in 81 of the Company’s 98 years);
•The annual cash dividend rate has been raised in each of the past 41 years.

The binding of Organization, Purpose, and Long-Term Strategy is buttressed by Old Republic’s by-laws and charter provisions from which its long-established policies of corporate governance emanate. The structure and policies of this governance have emphasized the stability, continuity, and sustainability of the enterprise for achieving long-term value for all stakeholders and are discussed in the following two sections:

•Leadership Structure and Risk Management, and
•Board of Directors’ Responsibilities and Independence.

The following table shows the total return to shareholders, assuming reinvested cash dividends, of Old Republic’s common stock in comparison with the selected benchmark and a peer group of companies.
The Peer Group has been approved by the Compensation Committee of Old Republic’s Board of Directors. The Peer Group consists of American Financial Group, Inc.; American International Group, Inc.; W.R. Berkley Corporation; Chubb Limited; Cincinnati Financial Corporation; CNA Financial Corporation; Fidelity National Financial, Inc.; First American Financial Corporation; The Hartford Financial Services Group, Inc.; Stewart Information Services Corporation; and The Travelers Companies, Inc.

LEADERSHIP STRUCTURE AND RISK MANAGEMENT

The Company’s leadership structure and its risk management processes are overseen and monitored by the Board of Directors. Old Republic’s Board holds management accountable for protecting and enhancing the value of the Company and its businesses and holds its CEO responsible for setting the proper tone in shaping and nurturing the Company’s culture and values for the benefit of shareholders and all other stakeholders. These other stakeholders include: the policyholders to whom long-term promises of financial indemnity and stability are made by the Company’s insurance subsidiaries, the employees who provide the intellectual capital and business relationships necessary for the conduct and success of the Company, the debt holders who extend a portion of the capital at risk, and the regulators who protect the public interest vested in the Company’s insurance businesses. To meet these responsibilities and objectives, the Board expects the CEO to be a knowledgeable and well-rounded leader who, as chief enterprise risk manager, is dedicated to Old Republic’s overall Mission and is best qualified to address and balance the interests of all stakeholders.

The Board believes that the Company's decades-long practice of joining the Chairman and CEO positions has been best suited to ensure the long-term value, financial stability, and growth of the Company and its insurance underwriting subsidiaries in the interest of its Purpose, Mission, and its stakeholders. During transition periods affecting the Chairman's and/or CEO's roles, the Board has discretion to separate the Chairman and CEO positions, and assign them to two individuals with extensive and complementary operating knowledge of the Company and its insurance underwriting subsidiaries. In 2019, the Board named Craig Smiddy CEO. In 2021, Spencer LeRoy III, an independent director, was named Chairman and Mr. Smiddy became Chair of the Executive Committee.

The Company also has a Lead Independent Director. The Lead Independent Director is appointed from among the independent directors and serves as that group’s liaison to the Chairman and CEO. In this capacity, the Lead Independent Director may preside at Board meetings in the Chairman’s absence, provide input to meeting agendas of the: 1) full Board, 2) independent directors, and 3) Board committees, and act as liaison among various committee chairs in the resolution of inter-committee governance issues that may arise on occasion.

Old Republic’s business is managed through a relatively flat, non-bureaucratic organizational structure. The CEO is primarily responsible for managing enterprise-wide risks. The CEO and the Company use long-established control processes and a variety of long-established methods to coordinate system-wide risk taking and risk management. These processes and methods are based on the following major functions: lines of business responsibility, enterprise functions, and internal audit and peer reviews.

The managers of the lines of business operations are responsible for identifying, monitoring, quantifying, and mitigating insurance underwriting risks falling within their areas of responsibility. These managers use reports covering annual, quarterly or monthly time frames to identify the status and content of risk, including pricing or underwriting changes. These management reports ensure the continuity and timeliness of appropriate risk management monitoring and enterprise-wide oversight of existing or emerging issues.

The enterprise functions incorporate system-wide risk management, including asset/liability matching that aligns underwriting exposure, regulatory and public interest compliance, finance, actuarial, and legal functions. These functions are independent of lines of business operations and are coordinated on an enterprise-wide basis by the CEO and other executive officers.

The internal audit processes provide independent assessments of management’s performance and internal control systems. Internal audit activities are intended to give reasonable assurance that resources are adequately protected and that significant financial, managerial and operating information is materially complete, accurate and reliable. This process is also intended to ensure that employees’ actions are in compliance with corporate policies, standards, procedures, internal control guidelines, and applicable laws and regulations.

The corporate culture, the actions of our employees, and continuity of employment are critical to the Company’s risk management processes. Old Republic’s Code of Business Conduct and Ethics provides a framework for all employees to conduct themselves with integrity in the delivery of the Company’s services to its customers and in connection with all Company relationships and activities.

BOARD OF DIRECTORS’ RESPONSIBILITIES AND INDEPENDENCE

Old Republic believes that good corporate governance begins with a Board of Directors that appreciates the Company’s special place as a holding company for state-regulated insurance underwriting companies that are vested with a public trust. In line with the governance features set forth in the Company’s Corporate Governance Guidelines (see Governance section at www.oldrepublic.com), Old Republic seeks to attract and has retained for many years Board members who possess certain critical personal characteristics, most importantly: (i) intelligence, honesty, good judgment, high ethics, and standards of integrity, fairness and responsibility, (ii) respect within the social, business and professional community for their principles and insights; (iii) demonstrated analytic ability; and (iv) ability and initiative to frame insightful questions, to challenge questionable assumptions collegially, and to disagree in a constructive fashion in such circumstances as may arise in the course of the Company’s activities.

The Board of Directors’ main responsibility is to oversee the Company’s operations, directly and through several committees operating in a coordinated and collegial manner. In exercising this responsibility, each director is expected to utilize his or her business judgment in the best interests of the Company, its shareholders and all other stakeholders. The Board’s oversight duties include:

•Ascertain that strategies and policies are in place to encourage the growth of consolidated earnings and shareholders’ equity over the long term;
•Ascertain that the Company’s business is managed in a sound and conservative manner that takes into account the public interest vested in its insurance subsidiaries;
•Provide advice and counsel to management on business opportunities and strategies;
•Review and approve major corporate transactions;
•Monitor the adequacy of the Company’s internal control and financial reporting systems and practices to safeguard assets and to comply with applicable laws and regulations;
•Ascertain that appropriate policies and practices are in place for managing the risks faced by the enterprise;
•Evaluate periodically the performance of the CEO in the context of the Company’s Mission and performance;
•Review and approve senior management’s base and incentive compensation taking into account the business’s performance gauged by its intermediate and long-term returns on equity, growth of operating earnings, and financial soundness;
•Periodically review senior management development and succession plans at corporate and operating subsidiary levels;
•Select and recommend for shareholder election candidates deemed qualified for Board service;
•Select and retain an independent registered public accounting firm for the purpose of expressing its opinion on the annual financial statements and internal controls over financial reporting of the Company and its subsidiaries;
•Act as the Board of Directors of the Company’s significant regulated insurance company subsidiaries; and
•Monitor, review and approve the operations and major policy decisions of the Company’s insurance subsidiaries.

In considering the qualifications and independence of Board members and candidates, the Governance and Nominating Committee and full Board seek to identify individuals who, at a minimum:

•Satisfy the requirements for director independence, as set out in the Company’s Corporate Governance Guidelines, in the Listed Company Standards of the NYSE, and in the regulations of the SEC;
•Are, or have been, senior executives of businesses or professional organizations; and
•Have significant business, financial, accounting and/or legal backgrounds that lend themselves to the unique nature of the Company’s insurance underwriting operations so as to address market, customer, and societal needs.

In attracting and retaining members of the Board of Directors, the Company adheres faithfully to a non-discrimination policy. While the Company does not have a formal policy governing diversity among directors or candidates, the Board believes that diverse backgrounds are valuable attributes to service on our Board. In addition to the professional and personal qualifications already noted, consideration is given to matters of inclusion in the nomination process. The Board’s current composition includes three female directors, two African Americans, and one Japanese American.

Old Republic places great value on members’ long-term, successful experience in businesses and professions that can add to its Mission and long-term strategy. In this regard, long board tenure is favored as it enables a knowledge-based, long-term perspective on the Company’s business, and provides greater assurance of stability, continuity, and sustainability of the enterprise and its Mission. To these ends, Old Republic’s and its significant regulated insurance company subsidiaries’ Boards of Directors have been classified into three classes for many decades. This staggered board organization recognizes policyholders’ dependence on stability and reliability to meet obligations of financial indemnity over long periods of time.

The long-term orientation to board service notwithstanding, an individual will not be slated for election to the Board following his or her 75th birthday, unless such individual is subject to a review by the Governance and Nominating Committee. This review will consider an individual's willingness to serve and his or her ability to make an ongoing contribution to the Company's governance and operations. Pursuant to this policy, the Board, at its meeting to slate directors for 2022, evaluated the qualifications and long-term and continuing contributions of Mr. Dixon as a director. The Board, with Mr. Dixon abstaining, unanimously recommended waiving the policy’s application and he was slated as an incumbent director for re-election.

With the reduction in the size of the Board following the Shareholder meeting, twelve of the Company’s directors will have been affirmatively determined to qualify as “independent” directors in accordance with Section 303A.02 of the Listed Company Standards of the NYSE, Rule 10C-1 and item 407 (a) of Regulation S-K of the SEC. Neither they nor any members of their immediate families have had any of the types of disqualifying relationships with the Company or any of its subsidiaries in the last three years, as set forth in subsection (b) of Section 303A.02 of the NYSE’s Listed Company Standards. The entire Board and each of its standing Committees conduct an annual self-evaluation that includes a determination of each member’s independence. The independent directors, who are listed below, selected a Lead Independent Director from among themselves. During 2021, the independent directors met in executive session without management present. The Lead Independent Director is nominated by the Governance and Nominating Committee and is elected annually by the independent directors. Arnold L. Steiner was Lead Independent Director in 2021 until June 30th. Effective July 1st, Mr. Walker assumed that position and Mr. LeRoy was named Deputy Lead Independent Director. When Mr. LeRoy was named Chairman of the Board on October 27th, he resigned as Deputy Independent Director, as Vice Chair of the Governance and Nominating Committee and as a member of the Audit Committee.

Directors receive a broad array of public and internal proprietary information upon becoming members of the Board. This enables them to become familiar with the Company’s business, strategic plans, significant financial, accounting and management matters, compliance programs, conflict of interest policies, Code of Business Conduct and Ethics (see Code of Business Conduct and Ethics in the Governance section at www.oldrepublic.com), Corporate Governance Guidelines (see Governance section at www.oldrepublic.com), principal officers, and the independent registered public accounting firm. Further, the Company supports directors taking advantage of, and attending, director education programs whenever convenient and appropriate. Even with such assistance and in part as the result of the specialized nature of the Company’s businesses and the regulatory framework in which it operates, it is the Company’s view that some time is typically required for a new director to develop knowledge of the Company’s business. Reflecting this necessary personal development, each director is expected to serve two or more three-year terms on the Company’s classified Board, on several of its significant regulated insurance company subsidiaries’ boards, and on one or more Board Committees. Owing to the risk-taking nature of much of the Company’s business, a demonstrated long-term orientation in a Board member’s business dealings and thought processes is considered very important.

RECENT DEVELOPMENTS IN CORPORATE GOVERNANCE

The Board is committed to corporate governance principles and practices with a long-term orientation. The Board periodically reviews these principles and practices to ensure they are properly aligned with the interests of all stakeholders.

In 2020, after discussions with several institutional shareholders, the Board amended the Company's by-laws to adopt a proxy access provision. The decision to adopt proxy access reflects the Board's continual assessment of the governance attributes that best serve the long-term interests of all the Company's stakeholders and was made after engagement with institutional shareholders. In addition, the Company's engagement with shareholders in 2020 resulted in the publication of the Company's Sustainability Report, which can be accessed on the Old Republic website at www.oldrepublic.com. The Company believes that this process resulted in responsive disclosures for investors and other stakeholders and appreciates the role played by shareholders in reaching this result.

On November 19, 2021, the Board amended the Company’s by-laws implementing an advance notice provision for stockholder business and nominations (commonly called an “Advance Notice by-law”). This amendment requires notice of stockholder-proposed business and/or director nominations at an annual meeting or special meetings, including the completion of the customary written questionnaire required of all director nominees. Further, the amendment requires that certain information be provided to the Company concerning contracts, voting commitments, understandings or relationships between the stockholders and any other person. In addition, the by-law requires the disclosure of any performance-related fees that would be received by the stockholder based on any increase or decrease in the value of Company’s securities because of the proposed action. The Amendment, however, does not change the existing provisions of the by-laws permitting stockholders who meet certain specified criteria to nominate directors using the Company’s proxy statement, nor does it affect the right of stockholders to submit proposals pursuant to Rule 14a-8 under the SEC proxy rules. A complete copy of the Amendment is attached as an exhibit to the Company’s 8-K filed November 19, 2021. Also, the Company’s by-laws, including this amendment, may be viewed on the Company’s website, www.oldrepublic.com.

Old Republic’s governance principles and practices emphasize stability, continuity, and sustainability of the enterprise as primary objectives for achieving the greatest long-term value for all stakeholders. To safeguard these objectives, the Company has had a shareholders’ rights plan in place for more than three decades. The plan, which was again renewed in 2017 for a ten-year term, is intended to deter a possible opportunistic hostile tender offer or other abusive takeover transaction that may favor one group of shareholders over another or that, in the good faith business judgment of the Board, is inadequate and not in the best long-term interests of Old Republic and all of its shareholders and other stakeholders. The plan imposes substantial dilution upon any shareholder who acquires in excess of 20% of Old Republic shares without prior Board approval.

As part of its governance duties, the Board reviews the Annual Meeting of the Shareholders vote concerning directors as well as other matters on the agenda. It has historically considered votes withheld from the election of a director as the equivalent to a vote against the director. In the event that any director receives a significant withhold vote in an election, the Governance and Nominating Committee is committed to investigating the reason or reasons for such a withhold vote. Following its investigation, the Committee can make such recommendations to the full Board as are appropriate in light of the circumstances. Such actions may include a request that the director resign, but it is possible that no action may be recommended.

The Board reviewed the 2021 Annual Meeting of the Shareholders vote and noted all four of the nominees received the affirmative vote of a majority of the votes cast for their re-election. This result represented a continued improvement in shareholder support compared with recent prior shareholder votes. In reviewing these results, the Board has concluded that the increase of shareholder support was likely due to the adoption of a proxy access by-law provision in 2020, publication of a Sustainability Report, Board refreshment, and other shareholder engagement efforts during the last two years.

PROCEDURES FOR THE APPROVAL OF RELATED PERSON TRANSACTIONS

In addition to a Code of Business Conduct and Ethics and a Code of Ethics for the Principal Executive Officer (CEO) and Senior Financial Officer (CFO), Old Republic also has a Conflict of Interest Policy, which is circulated annually and acknowledged by all directors, officers and key employees of the Company and its subsidiaries. This policy states that no director, officer, or employee of the Company or its subsidiaries may acquire or retain any interest that conflicts with the interest of the Company. This includes direct or indirect interests in entities or individuals doing business with the Company or its subsidiaries. If such a conflict occurs, employees are required to give a prior written disclosure of the conflict to the Company for evaluation. Such transactions or relationships shall be reviewed by a subcommittee of the Executive Committee composed of independent members: one from the Executive Committee, who serves as the Chair, and the chairs of the Audit, Compensation, and Governance and Nominating Committees. The current members of this subcommittee are Mr. LeRoy, as Chair, and Ms. Taubitz, Mr. Dixon and Mr. Walker.

Directors, officers, and affected employees are required to provide reasonable prior notice to the Company of any related party transaction, as defined by the Listed Company Standards of the NYSE and SEC rules. Under the procedures established by the subcommittee, a reasonable prior review of such related party transaction must be conducted to determine the appropriate action, if any, to take. If, based upon such prior reviews, the subcommittee concludes that such related party transaction is inconsistent with the interests of the Company and its shareholders, it shall prohibit it. Any director who is the subject of an existing or potential related party transaction will not participate in the decision-making process relating to such transaction. During 2021, the subcommittee reviewed two proposed related party transactions described elsewhere in this proxy statement: the retention of Mr. Bischof as a consultant following the end of his term as director on May 27, 2021, and the retention of Mr. Mueller as a consultant following his retirement on June 30, 2021. The subcommittee determined that these transactions were not inconsistent with the interests of the Company and its shareholders.

DELINQUENT SECTION 16(a) REPORTS

The Company believes that all reports required by Section 16(a) were properly filed during the year ended December 31, 2021, except that Glenn W. Reed, a director of the Company, filed a late Form 4 reporting the sale of 212 shares of the Company’s stock on August 30, 2021, that was made by a broker in a discretionary account without timely notice to Mr. Reed.

THE BOARD AND ITS COMMITTEES

The Board of Directors met virtually four times, once each quarter, and participated in one interim virtual meeting in 2021. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and committees on which each served. The Company does not require its Board of Directors to attend the Annual Meeting of the Shareholders, as such meeting is conducted by the Chairman and the CEO, who are designated to represent the entire Board of Directors for the meeting.

Membership on the Company's Audit, Compensation, and Governance and Nominating Committees consists exclusively of independent directors. The members, chairs and vice-chairs of these Committees are recommended each year to the Board by the Governance and Nominating Committee in consultation with the Executive Committee. Each of these Committees has the authority and funding to retain independent advisors or counsel as necessary and appropriate in the fulfillment of its duties. Each chair sets the agenda of their respective Committee's meetings, consulting as necessary and appropriate with the Chairman of the Board. All directors have full and free access to the Company's senior management during scheduled meetings of the Board and its Committees.

The following table shows the membership of the Board of Directors and its Committees as of the date of this proxy statement. The total number of meetings include both virtual and telephonic meetings.

Please See Continuation on Next Page

BOARD AND COMMITTEE MEMBERSHIP
Committees
Director	Independent Directors(a)	Other Directors(b)	Audit	Compensation	Executive	Governance and Nominating
Barbara A. Adachi	●		●			●
Steven J. Bateman	●		●(c)(e)	●
Lisa J. Caldwell	●			●		●
Jimmy A. Dew	●			●		●
John M. Dixon	●			●(d)	●	●
Michael D. Kennedy	●		●			●
Charles J. Kovaleski	●		●			●
Spencer LeRoy III	●				●
Peter B. McNitt	●		●(c)	●(e)
Glenn W. Reed	●		●	●
Craig R. Smiddy		●			●(d)
Arnold L. Steiner	●			●	●	●
Fredricka Taubitz	●		●(c)(d)	●	●
Steven R. Walker	●(d)(f)		●		●	●(d)

Number of meetings	5		7	5	5	6
(a)Independent Director as that term is defined in SEC regulation and the Listed Company Standards of the NYSE.
(b)The Other Director classification includes all directors who are members of management, or do not currently meet the standard indicated in (a) above.
(c)Financial Experts as that term is defined by SEC regulation.
(d)Chair
(e)Vice Chair
(f)Lead Independent Director

Audit Committee
Members:	Barbara A. Adachi	Peter B. McNitt
	Steven J. Bateman, Vice Chair	Glenn W. Reed
	Michael D. Kennedy	Fredricka Taubitz, Chair
	Charles J. Kovaleski	Steven R. Walker

The Audit Committee operates pursuant to a written charter approved by the Board of Directors, performs an annual self-evaluation, and like all Board committees reports through its chair in making recommendations to the full Board. While information appearing on the Company’s website is not incorporated by reference in this proxy statement, the Committee’s charter may be viewed at www.oldrepublic.com. Printed copies are available to shareholders upon request.

The Audit Committee is organized to assist the Board in monitoring: (1) the integrity of the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, performance, and independence of the registered public accounting firm, and (4) the qualifications and performance of the Company’s internal audit function. Further, it is charged with preparing the annual report required by SEC rules to be included in the Company’s proxy statement (which is printed below), and serving as the audit committee of each of the Company’s regulated insurance subsidiaries to the extent required by the National Association of Insurance Commissioners’ Model Audit Rule.

The Audit Committee held seven meetings during 2021 with the Company’s independent registered public accounting firm and management, four of which were held prior to the Company’s filing of quarterly reports on SEC Form 10-Q and its annual report on SEC Form 10-K.

Old Republic has dedicated significant resources across the enterprise to monitor and address its cyber and information security risks. A working group established across all operating subsidiaries meets regularly and reports to members of senior management. On a quarterly basis, management updates the Audit Committee on current issues. Third party consultants are retained by the Company, and their expertise is available to all subsidiaries.

Each Audit Committee member has been affirmatively determined by the Board of Directors to qualify as “independent” in accordance with SEC Rule 10A-3(b)(1) and the NYSE’s Listed Company Standards. Three members of the Committee are deemed to qualify as audit committee financial experts as that term is defined in SEC Regulation S-K. No member served on the audit committees of more than two other publicly held companies.

Compensation Committee
Members:	Steven J. Bateman	Peter B. McNitt, Vice Chair
	Lisa J. Caldwell	Glenn W. Reed
	Jimmy A. Dew	Arnold L. Steiner
	John M. Dixon, Chair	Fredricka Taubitz

The Compensation Committee operates pursuant to a written charter approved by the Board of Directors, performs an annual self-evaluation and, like all Board committees, reports through its chair in making recommendations to the full Board. While information appearing on the Company’s website is not incorporated by reference in this proxy statement, the Committee’s charter may be viewed at www.oldrepublic.com. Printed copies are available to shareholders upon request.

The Compensation Committee is responsible for: (1) evaluating the CEO’s performance and setting compensation (“compensation” meaning annual salary, annual performance recognition awards, and equity-based awards), (2) reviewing and approving, with input from the CEO, the evaluation and compensation of other executive officers and certain senior managers of the Company and its subsidiaries, (3) reviewing and advising on general levels of compensation of other employees, (4) reviewing the Company’s Key Employee Performance Recognition Plans ("KEPRPs") and Incentive Compensation Plan, (5) preparing the annual report (which is printed below) required by SEC rules to be included in the Company’s proxy statement, (6) retaining compensation consultants, independent legal counsel or other advisers, and (7) taking such other actions as may be necessary to perform its functions. The Committee is also responsible for reviewing directors’ compensation.

Each Compensation Committee member has been affirmatively determined by the Board of Directors to qualify as “independent” in accordance with SEC rules and the NYSE’s Listed Company Standards. The independence and possible conflicts of interest of consultants, counsels or advisors retained by the committee (as required by the NYSE’s Listed Company Standards and SEC Rule 10C-1) are taken into consideration when they are selected. Inquiries into any possible conflicts of interest are made when such persons are retained and annually thereafter, if their services are continued.

In 2021, the committee retained Fredrick W. Cook & Co., Inc. to review the Company's compensation programs and procedures applicable to the Company's executive officers and directors. The consultant was asked to provide a comparison of the compensation programs of companies similar in size, operation and organization to the Company, including a review of a peer group of companies determined by the Committee to be appropriate for comparison. The consultant has not performed any other work for the Company or any of its subsidiaries and has played no role in recommending the amount and form of compensation for the executive officers or directors of the Company. The consultant is considered independent according to SEC Rule 10C-1 and the requirements of the Dodd-Frank Act. All Compensation recommendations are made solely by the Compensation Committee following consultation with the CEO regarding the Company’s executive officers (other than the CEO) and certain other senior managers of the Company and its subsidiaries.

The Compensation Committee, at the direction of the Board, has reviewed the Company’s compensation policies and practices and has concluded that they do not encourage ORI’s executive officers or any other employees to take unnecessary or excessive risks to attain short-term results, or that could adversely affect management of the Company for the long run.

Executive Committee
Members:	John M. Dixon	Arnold L. Steiner
	Spencer LeRoy III	Fredricka Taubitz
	Craig R. Smiddy, Chair	Steven R. Walker

The Executive Committee operates pursuant to a written charter approved by the Board of Directors and, like all Board committees, reports through its chair in making recommendations to the full Board. While not incorporated by reference in this proxy statement, the Committee’s charter may be viewed at www.oldrepublic.com. Printed copies are available to shareholders upon request.

Pursuant to its charter, the Executive Committee (1) acts as the Company’s finance committee and reviews, approves, and recommends for approval by the full board the Company’s investment policies, (2) reviews, approves, and recommends for approval by the full board the Company’s dividend and capitalization policies, (3) monitors the Company’s enterprise risk management, (4) analyzes and approves and recommends for approval by the full Board potential acquisitions or divestitures by the Company or its subsidiaries, (5) annually reviews and evaluates management development and executive succession plans, (6) serves as the Plan Administration Committee for the Company’s pension, BSP and ESSOP, (7) makes any necessary and appropriate recommendations to the Governance and Nominating Committee regarding Board and Committee membership, and (8) has established a subcommittee of independent directors to review and act upon any related party transaction as defined the Listed Company Standards of the NYSE and SEC rules.

Governance and Nominating Committee
Members:	Barbara A. Adachi	Michael D. Kennedy
	Lisa J. Caldwell	Charles J. Kovaleski
	Jimmy A. Dew	Arnold L. Steiner
	John M. Dixon	Steven R. Walker, Chair

The Governance and Nominating Committee is organized to oversee the Company’s policies relative to the size, composition and qualifications of the Board of Directors. The Committee operates pursuant to a written charter approved by the Board of Directors, performs an annual self-evaluation, and, like all Board committees, reports through its chair in making recommendations to the full Board. While not incorporated by reference in this proxy statement, the Committee’s charter may be viewed at www.oldrepublic.com. Printed copies are available to shareholders upon request.

The Governance and Nominating Committee is authorized to: (1) establish procedures and qualification criteria to identify and recommend qualified candidates for election to the Board, taking into consideration any recommendations from the Executive Committee, (2) review annually the qualifications and requirements of the member directors, the structure and performance of Board Committees and, jointly with the Compensation Committee, the compensation for Board members, (3) develop, recommend and annually reassess the Corporate Governance Guidelines applicable to the Company, (4) periodically review, in conjunction with the full Board, the Company’s succession plans with respect to the CEO and other senior officers, (5) maintain and recommend changes to the Board-approved Code of Business Conduct and Ethics and the Code of Ethics for the Principal Executive Officer and Senior Financial Officer, and (6) serve in an advisory capacity to the Board and its Chairman on matters of the organizational and governance structure of the Company.

The Board of Directors, following this year’s Shareholder meeting, will be composed of thirteen persons, of whom twelve are classified as independent. While total membership may vary from time to time, it is the Company’s longer-term objective to have a Board consisting of nine to eleven members with at least 80% qualifying as independent. In conjunction with the responsibilities listed as items (1) and (2) immediately above, the Committee evaluates and proposes new and continuing candidates both for the Board and for Committee memberships. In these regards, the Committee takes into account the factors set forth in the three paragraphs that address “the qualifications and independence of Board members and candidates…” as set out above in this Proxy Statement.

The Committee may consider director candidates nominated by shareholders. Any name presented for consideration must be submitted to the Committee’s chair with a copy to the Secretary no later than 90 days, and if the shareholder wishes its nominee to be included in the Company’s proxy statement or on its form of proxy, at least 120 days (but no more than 150 days), before the anniversary date of the Company’s last proxy statement. The nomination should be accompanied by a comprehensive description of the person’s qualifications plus additional sources of relevant information that will assist the Committee in its review of the person’s background and qualifications before making a determination of the candidate’s fitness to serve. Such material must conform to the requirements contained in the Company’s “Advance Notice by-law”. The requirements of that by-law can be reviewed on the Company’s website, www.oldrepublic.com. All candidates nominated by shareholders will be evaluated with the same minimum criteria discussed in this proxy statement. A candidate who does not display such criteria will not be recommended by the Committee for membership on the Board. Given the long-term, regulated nature of the Company’s business, nominees will not be considered if they are regarded simply as representatives of a particular shareholder or group of shareholders with a short-term agenda and not oriented toward the demands of a regulated insurance business vested with the public interest.

Each Governance and Nominating Committee member has been affirmatively determined by the Board of Directors to qualify as “independent” in accordance with SEC rules and the NYSE’s Listed Company Standards.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Shareholders of the Company and other interested parties may communicate with the Chairman, Lead Independent Director, the independent directors, the Board of Directors as a whole, or with any individual director. Such communications must be in writing and sent to Old Republic International Corporation, c/o Secretary, 307 N. Michigan Ave, Chicago, IL 60601. The Secretary will promptly forward such communications to the intended recipient.

ITEM 2
RATIFICATION OF THE SELECTION OF AN INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee has selected the firm of KPMG LLP (“KPMG”), an independent registered public accounting firm, to be the Company’s independent registered public accounting firm for the year 2022. The selection has been approved by the Board of Directors and remains subject to a review of KPMG’s proposed fee and scope of the audit. In the ordinary course of corporate governance, the Board of Directors is asking and recommending that the shareholders ratify this selection subject to the Committee’s acceptance of KPMG’s proposed fee and audit scope. The Company is not required to take any action as a result of the outcome of the vote on this proposal. However, in the event the shareholders fail to ratify this selection, the Board of Directors and the Audit Committee will investigate the reasons for the shareholders’ rejection and may consider whether to retain KPMG or to appoint another independent registered public accounting firm. Even if the selection of KPMG is ratified, the Board of Directors and Audit Committee, at their discretion, may direct the appointment of a different independent registered public accounting firm if they believe that such a change would be in the best interests of the Company’s shareholders and other stakeholders.

EXTERNAL AUDIT SERVICES

The Audit Committee had previously selected KPMG as the Company’s independent registered public accounting firm to examine its consolidated financial statements for the year ended December 31, 2021. A member of KPMG will be invited to attend the Company’s Annual Meeting of the Shareholders. He or she will be provided with an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

KPMG’s aggregate fees for professional services for 2021 and 2020 are shown below.

Type of Fees	2021	2020
Audit Fees	$5,804,050	$5,604,050
Audit Related Fees	393,700	248,300
Tax Fees	—	—
All Other Fees	—	—
Total	$6,197,750	$5,852,350

The term “Audit Fees” refers to expenses covering: (a) professional services rendered by the auditors for the audit of the Company’s consolidated annual financial statements and internal control over financial reporting included in the Company’s Form 10-K, (b) reviews without audit of financial statements included in the Company’s Forms 10-Q, and (c) services normally provided by the auditors in connection with mandated audits of statutory financial statements and filings. “Audit Related Fees” refers to charges for assurance and related services by the auditors that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees”. Audits of the Company’s employee benefit plans, when required, are performed by an independent audit firm other than KPMG. “Tax Fees” refers to fees for professional services rendered by the auditors for tax compliance. The term “All Other Fees” refers to fees for products and services provided by the auditors, other than those reported under the preceding categories.

The charter of the Audit Committee requires that it preapprove all non-audit work by the Company’s independent registered public accounting firm. In determining whether to approve non-audit services, the Committee considers whether the services in question facilitate the performance of the audit, improve the Company’s financial reporting process or are otherwise in the Company’s and its shareholders’ interests. All of the Audit-Related Fees billed to the Company in 2021 and 2020 were approved by the Audit Committee pursuant to the pre-approval waiver requirements of SEC Regulation S-X.

KPMG has advised the Committee of its independence with respect to the Company.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends a vote FOR the ratification of the selection of KPMG as the Company’s independent registered public accounting firm, subject to the Audit Committee’s approval of that firm’s fee and audit scope proposal for 2022. Proxies solicited by the Board of Directors will be voted in favor of the ratification of the selection of this firm unless shareholders specify to the contrary. The results of this vote will be disclosed in a filing made with the SEC shortly after the Annual Meeting of the Shareholders and will be available for review on the Company’s website, www.oldrepublic.com.

AUDIT COMMITTEE REPORT FOR 2021

In accordance with its written charter, the Audit Committee performs the oversight role assigned to it by the Board of Directors. As part of its oversight responsibilities, the Audit Committee appointed KPMG as the Company’s independent registered public accounting firm for 2021.

Management has responsibility for preparing the Company's financial statements as well as for the Company's financial reporting process and internal controls. KPMG is responsible for expressing opinions on the conformity of the Company's audited financial statements with U.S. Generally Accepted Accounting Principles, and the effectiveness of the Company's internal control over financial reporting.

The Audit Committee met with KPMG, with and without management representatives present, to discuss the results of its examinations, its evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. During 2021, the Audit Committee reviewed the interim financial and other information contained in each quarterly report on Form 10-Q filed with the SEC with the Chief Executive Officer, Chief Financial Officer, and KPMG prior to its filing. The Annual Report on Form 10-K was similarly reviewed. In addition, the Audit Committee took up with KPMG matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Further, the Audit Committee received and discussed the written communications from KPMG required by applicable requirements of the PCAOB regarding KPMG’s independence. The Audit Committee reviewed the Company’s internal audit function, including the reporting obligations and proposed audit plans and periodic reports summarizing the results of internal auditing activities. The Audit Committee met regularly with the Company’s legal counsel to review the status of litigation involving the Company or its subsidiaries and to ascertain that the Company complied with applicable laws and regulations.

Following all of these discussions and reviews, the Audit Committee recommended to the Board of Directors and the Board approved the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

By the Audit Committee:
Barbara A. Adachi	Peter B. McNitt
Steven J. Bateman	Glenn W. Reed
Michael D. Kennedy	Fredricka Taubitz, Chair
Charles J. Kovaleski	Steven R. Walker

COMPENSATION MATTERS

COMPENSATION COMMITTEE REPORT FOR 2021

The Compensation Committee met its oversight responsibilities for the year 2021 by reviewing and discussing with the Company’s management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based upon this review, its discussions and its activities, the Compensation Committee recommended that the CD&A be included in this proxy statement.

By the Compensation Committee:
Steven J. Bateman	Peter B. McNitt, Vice Chair
Lisa J. Caldwell	Glenn W. Reed
Jimmy A. Dew	Arnold L. Steiner
John M. Dixon, Chair	Fredricka Taubitz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has served within the last three years as an officer or employee of the Company or any of its subsidiaries, nor has any executive officer of the Company served as a director or member of a compensation committee for any company that employs any director of the Company or member of the Compensation Committee.

DIRECTORS’ COMPENSATION

During 2021, the directors received an annual retainer of $130,000, plus an additional annual committee fee of $13,000 for each committee on which they served. Effective 2022, the directors’ annual retainer was increased to $140,000 and annual committee fees were increased to $14,000. Directors who are employees of the Company or its subsidiaries receive no compensation for their services as directors or committee members. Effective 2022, the Chairman of the Board began to receive an additional annual retainer of $70,000. During 2021, the Lead Independent Director and chair of the Governance and Nominating and Compensation Committees each receive an additional retainer of $13,000. Effective 2022, these annual retainers were increased to $14,000. During 2021, the chair of the Audit Committee received an annual retainer of $19,500. Effective 2022, this annual retainer was increased to $21,000. During 2021, the vice-chair of each committee receive an additional retainer of $6,500. Effective 2022 these retainers were increased to $7,000. Board members also serve as directors of several regulated insurance underwriting subsidiaries of the Company, for which no additional compensation is paid. In addition, the Company and its subsidiaries either directly pay or reimburse directors for travel, lodging and related expenses incurred in attending director or Committee meetings.

Non-employee directors do not receive stock awards, stock options, incentive compensation awards, deferred compensation awards, pensions, or any other compensation programs or arrangements that the Company might offer to its employees or those of its subsidiaries. Independent directors may not receive any form of compensation from the Company other than compensation for services as a director in order to remain qualified as independent.

Director compensation is reviewed annually, and any changes are recommended by the Compensation Committee in consultation with the CEO and any independent consultant retained by the Compensation Committee for that purpose. The Compensation Committee’s recommendations are, in turn, voted upon by the full Board.

The following table lists the compensation paid to each director of the Company eligible to receive such fees. Mr. Smiddy, as an employee of the Company, has his compensation reported in the Summary Compensation Table shown elsewhere in this proxy statement.

2021 Directors’ Compensation
Name	Fees Earned or Paid in Cash	All Other Compensation Other	Total
Barbara A. Adachi (1)	$ 10,833	$ -	$ 10,833
Steven J. Bateman	162,500	-	162,500
Harrington Bischof (2)	70,417	70,000	140,417
Lisa J. Caldwell (3)	117,000	-	117,000
Jimmy A. Dew (4)	156,000	-	156,000
John M. Dixon	182,000	-	182,000
Michael D. Kennedy	156,000	-	156,000
Charles J. Kovaleski	153,833	-	153,833
Spencer LeRoy III	178,750	-	178,750
Peter B. McNitt	162,500	-	162,500
Glenn W. Reed	156,000	-	156,000
Arnold L. Steiner	175,500	-	175,500
Fredricka Taubitz	188,500	-	188,500
Steven R. Walker	188,500	-	188,500
Aldo C. Zucaro (5)	130,000	-	130,000
(1) Ms. Adachi joined as a director effective December 16, 2021.
(2) Mr. Bischof’s term as a director ended May 27, 2021, but after that, he was retained as a consultant through May 31, 2024. Under his agreement, he is paid a monthly consulting fee of $10,000 during the first year, $6,667 during the second year and $4,583 during the final year.
(3) Ms. Caldwell joined as a director effective April 15, 2021.
(4) While Mr. Dew was not slated for reelection his compensation is required to be reported for 2021.
(5) Mr. Zucaro resigned as a director and Chairman effective October 27, 2021.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Compensation levels are set to enable the Company to attract, reward and retain executive officers and other employees critical to its long-term success. The Board of Directors believes that compensation paid to executive officers with policy setting responsibilities should be closely aligned with the Company’s performance on both a short-term and long-term basis. For example, annual performance recognition compensation paid under the various KEPRP plans is primarily determined on the basis of the trailing five-year averages for: (a) premiums and fees growth, (b) growth in operating earnings, (c) underwriting results, and (d) achieved returns on equity in excess of a preset minimum. For executive officers, certain senior managers, and key employees, annual performance recognition compensation is based, in part on these factors, as well as on their individual performances in the long-term interest of the Company.

Executive officers, including the CEO and CFO, do not have employment contracts. They and all other employees of the Company and its subsidiaries are “employees-at-will”. Compensation for the CEO, CFO, other executive officers, and certain senior managers of the Company and its subsidiaries is set annually by the Compensation Committee of the Board of Directors based either on its sole determination or in consultation with the CEO. The Company does not generally set any salary, performance recognition compensation or equity-based compensation on targets that will automatically result in salary increases or awards based solely on the achievement of such targets. Rather, the Company attempts to make the total compensation paid to executive officers, certain senior managers and other key employees reflective of the financial performance achieved by the Company and the individual divisions or operating units for which they work. In certain cases, employees’ individual performance is subjectively evaluated and their compensation is set at levels reasonably competitive with Old Republic’s understanding of compensation levels at other companies in the insurance industry.

The Board of Directors and Compensation Committee reviewed last year’s advisory “say on pay” shareholder vote concerning executive officer compensation and took into account that vote along with all other considerations in its review and determination of compensation for the current year. The Committee expects to also consider that vote and future votes concerning executive officer compensation when reviewing any possible changes in compensation programs.

The companies Old Republic has selected as members of its peer group for 2021 are: American Financial Group, Inc., American International Group, Inc., W. R. Berkley Corporation, Chubb Limited, Cincinnati Financial Corporation, CNA Financial Corporation, Fidelity National Financial, Inc., First American Financial Corporation, The Hartford Financial Services Group, Inc., Stewart Information Services Corporation and The Travelers Companies, Inc. (A comparison of the aggregate stock performance of Old Republic and this peer group appears in the chart in Part II of the Company’s Annual Report on Form 10-K, and in this Proxy statement.)

Proposed 2022 Incentive Compensation Plan

Beginning in 2022, the Compensation Committee’s approach to executive officer and certain senior manager compensation is to shift a larger percentage of annual compensation to long-term incentive awards. Management and the Compensation Committee believe that the use of restricted stock awards and other equity-based awards are essential to making the Company competitive with peer companies and the retention of employees. Initially, for 2022, the Compensation Committee has approved the grant of an increased mix of stock options and restricted stock. Over time, the Compensation Committee anticipates granting additional types of compensation, including restricted stock units, stock appreciation rights, and equity-based performance grants.

The Compensation Committee recommended to the Board, and the Board approved, the Old Republic International Corporation 2022 Incentive Compensation Plan that authorizes the award of a variety of equity-based incentives, including options, restricted stock, restricted stock units, stock appreciation rights, and performance grants. In March 2022, the Compensation Committee granted awards to the named executive officers, other executive officers, and certain senior managers under the 2022 Incentive Compensation Plan. As more fully described in Item 4 to this proxy statement, the 2022 Incentive Compensation Plan and the awards granted thereunder will not be effective unless and until the Company’s shareholders approve the 2022 Incentive Compensation Plan.

Executive Performance Considered in Reaching Compensation Decisions

Old Republic rewards performance that the Compensation Committee believes will lead to both the short-and long-term success of the Company and its subsidiaries. The Committee evaluates the Company’s CEO and the other executive officers’ performance and compensation primarily in the context of the following factors.

•Vision and planning in managing the Company for the long-run;
•Strategies established and implemented to accomplish this important objective;
•Leadership qualities;
•Judgment in making decisions regarding plans and general management of the Company’s affairs;
•Commitment to achieving goals, especially when faced with adversity;
•Ability in setting objectives and promoting the best interests of the Company’s shareholders, the beneficiaries of its subsidiaries’ insurance policies, and those of its other stakeholders;
•Adherence to high ethical standards that promote and protect the Company’s good name, culture and reputation;
•In addition, in assessing the CEO’s and other executive officers’ performance in 2021, the Committee considered the COVID-19 pandemic and the particular challenges that it posed to the management of the Company and its employees.

None of these factors is given any greater weight than another. Rather, each Compensation Committee member subjectively reviews these factors in the aggregate and exercises his or her best professional business judgment in reaching conclusions. Though the continuing COVID-19 pandemic had an impact on our business, the Committee made no change to executive compensation programs because of the pandemic. Specifically, no special awards, bonuses or benefits were granted to our senior policy-making executive officers because of the pandemic. The Committee independently evaluates the CEO’s performance and compensation, and that of other executive officers and certain senior managers in consultation with the CEO.

Elements of Compensation and the Factors and Rationale in Determining Compensation Amounts

The compensation paid to the CEO, CFO, other executive officers and certain senior managers of the Company and its subsidiaries is composed of the following elements treated as a total compensation package:

•Annual salary;
•Annual performance recognition awards made under the KEPRP of the Company or the KEPRP of one of its subsidiaries, comprised of cash and deferred amounts;
•Cash performance awards;
•Equity-based awards issued under the Incentive Compensation Plan; and
•Other employment benefits such as life and health insurance, the ESSOP, and the BSP.

The following table shows the segmented sources of Old Republic’s pretax operating income and its net operating income or loss for the past five years. The level and trends in earnings of such segments and their past and most recent contributions to the Company’s growth in the shareholders’ equity account are important considerations in the determination of cash and equity-based compensation for executive officers and other senior managers.

	Segmented Results ($ in Millions)
	2021	2020	2019	2018	2017
Segmented and consolidated pretax income (loss)
excluding investment gains (losses):
General insurance	$589.6	$439.8	$370.2	$363.9	$340.3
Title insurance	515.7	344.0	230.8	219.3	237.1
Corporate and other (a)	25.7	36.7	54.8	40.4	9.9
Subtotal	1,131.1	820.5	655.9	623.8	587.3
RFIG run-off business	32.8	9.8	30.3	49.9	(73.5)
Consolidated pretax income (loss)
excluding investment gains (losses)	1,164.0	830.4	686.2	673.7	513.8
Income taxes (credits) on above (b)	228.1	159.6	132.0	117.2	195.7
Net income (loss) excluding
investment gains (losses)	$935.9	$670.8	$554.2	$556.4	$318.0

(a)    Represents amounts for Old Republic’s holding company parent, minor corporate services subsidiaries, and a small life and accident insurance operation.
(b)    2017 Includes $41.8 of deferred income tax expense to adjust to the 21% tax rate of 2018 pertaining to operations as of December 31, 2017.

SUMMARY COMPENSATION TABLE

The following table shows the compensation for the named executive officers of the Company. Bonus (KEPRP awards) and stock option awards for Messrs. Gray, Mueller, Oberst, Smiddy and Sodaro were primarily based on the Company’s consolidated results. Mr. Yeager’s compensation was primarily based on the results of the Title Insurance group.

Please See Continuation on Next Page

SUMMARY COMPENSATION TABLE
(a) Name and Principal Positions	(b) Year	(c) Salary	(d) Bonus (1)		(e) Value of Stock Option Awards (2)	(f) Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)(4)	(g) All Other Compensation (5)		(h) Total ($)
Craig R. Smiddy	2021	$863,333	$1,244,483		$261,800	$—	$22,676		$2,392,292
President and Chief	2020	808,333	837,579		220,800	—	15,386		1,882,098
Executive Officer	2019	663,750	728,706		240,900	—	13,419		1,646,775
	2018	581,667	622,105		154,000	—	14,990		1,372,762
	2017	494,999	562,367		98,100	—	14,888		1,170,354

Frank J. Sodaro	2021	367,500	403,304		56,100	—	61,065		887,969	(6)
Senior Vice President
And Chief Financial Officer
Effective July 1, 2021

Karl W. Mueller	2021	316,667	29,422		121,550	—	185,689		653,328	(7)
Senior Vice President	2020	505,000	317,541		101,200	67,525	15,241		1,006,507
and Chief Financial Officer	2019	491,667	303,907		131,000	69,900	16,250		1,012,724
Until June 30, 2021	2018	481,667	256,810		138,600	—	19,001		896,078
	2017	471,666	239,969		129,165	47,946	18,694		907,440

W. Todd Gray	2021	535,000	570,369		74,800	—	18,665		1,198,834
Executive Vice President and	2020	520,000	436,505		46,000	—	11,918		1,014,423
Treasurer	2019	506,667	411,995		23,580	—	12,159		954,401

Stephen J. Oberst	2021	588,077	738,131		121,550	—	73,037	(8)	1,520,795
Executive Vice President	2020	540,385	583,316		101,200	112,108	104,594	(8)	1,441,603
	2019	421,538	552,132		107,860	107,645	42,335	(8)	1,231,510

Rande K. Yeager	2021	581,635	1,235,896		121,550	4,637	35,061		1,978,779
Executive Chairman – Title	2020	564,423	853,924		101,200	58,947	26,095		1,604,589
Insurance Group	2019	543,654	779,808		131,000	78,739	22,834		1,556,035
	2018	529,712	684,219		138,600	—	20,760		1,373,291
	2017	519,134	2,093,977	(9)	171,675	41,806	21,741		2,848,333

(1)    The awards in this column are related to the ORI KEPRP or the KEPRP of one of its subsidiaries and also includes any cash performance awards. Awards attributed to any one year are based on calculations and Compensation Committee approvals made in the following year. Column (d) of the table includes the combined cash and deferred incentive compensation awards granted under the ORI KEPRP or the KEPRP or one of its subsidiaries. The first $50,000 of KEPRP awards is paid in cash. For awards in excess of these amounts, 50% of the excess is paid in cash and 50% is deferred. The deferred amounts included in this column are usually not payable before the person retires at 55 years of age or later. The deferred amounts accrue interest for awards made after 2004. The amounts set forth for all executive officers include the amount of the present year award as well as interest accrued during the year on deferred balances from prior years’ awards. See footnote (9) with regard to a special award granted to Mr. Yeager that is included in his column (d) for 2017.
(2)    The awards in this column (e) are made pursuant to the Incentive Compensation Plan. The value of options is calculated pursuant to the Black-Scholes-Merton model. The option values represent the estimated present value as of the date the options were granted. Accordingly, the option awards included under this column were granted in the years shown and reflect, among other factors previously noted, an evaluation of earnings trends and returns on equity for prior years. The significant factors and assumptions incorporated in the Black-Scholes-Merton model used to estimate the value of the options include the following:
a)    Options are issued with an exercise price equal to 100% of the per share value at the close of trading (the “Fair Market Value”) of Common Stock on the business day immediately preceding the date of grant. The “Grant Date” shall be the date the Compensation Committee grants an option and the date from which the option term shall be measured.
b)    The term of each option is 10 years (unless such terms are otherwise shortened or forfeited due to termination of employment) and it is assumed that these executives will hold these options for an average of 8 years.
c)    Specific interest rates are used for valuing the awards. Such rates are predicated on the interest rate on U.S. Treasury securities on the date of grant with a maturity date corresponding to that of the expected option life.

d)    A stock price volatility factor is utilized in valuing the option awards. This factor is calculated using closing stock prices for the period prior to the Grant Date corresponding with the expected option life.
e)    Expected annual dividend yields ranging between 4.0% and 4.9% are used in the calculation of the awards.
    The ultimate value of the options will depend on the future market price of the Company’s Common Stock, which cannot be forecasted with reasonable accuracy. The actual value, if any that an optionee may realize upon exercise of an option will be based on the excess of the market value over the exercise price on the date the option is exercised. On August 20, 2019, Messrs. Smiddy and Oberst received additional options granted in connection with their promotions to their current positions. The value of these additional options is included in column (e) for 2019.
(3)    Represents the aggregate change in the actuarial present value of the accumulated benefits under Old Republic’s defined benefit pension plan (“the Company’s pension plan”). Plan benefits were frozen as of December 31, 2013. For 2018, the year-over-year change in the present value of accumulated benefits resulted in negative amounts for Messrs. Mueller and Yeager of $23,264 and $117,997, respectively, and in 2021, for Messrs. Mueller and Oberst of $9,436 and $26,027, respectively, because of changes in the underlying actuarial assumptions. SEC rules require that these negative changes be treated as zeros.
(4)    The Company does not have any non-qualified deferred compensation plans that credit above market or preferential earnings to participants.
(5)    Includes all non-material amounts for: (a) the Company’s matching contribution to the executive officers’ ESSOP accounts, (b) the Company’s contribution to the executive officer’s Baseline Security Plan (“BSP”) accounts, (c) the value of the Company’s group term life insurance plan treated as income, (d) the value of the personal use of any vehicle supplied for Company business, and (e) the personal value of meals and club dues incurred for Company business.
(6)    Reflects all compensation paid to Mr. Sodaro during 2021. Included in column (g) is $39,469, the value of 1,503 shares of restricted stock that were awarded to him in 2017 and vested in 2021.
(7)    Reflects all compensation paid to Mr. Mueller during 2021. Upon his retirement on June 30, 2021, Mr. Mueller’s salary and other employment compensation ended and he received no KEPRP award for 2021. Mr. Mueller did receive interest on his prior awards, which interest is, reported in column (d). Further, he was paid $27,500 a month under a consulting agreement that requires payments until terminated by either party. The compensation paid under this agreement is included in column (g).
(8)    Includes $10,935, $48,600 and $42,643 in housing expenses covered by the Company in connection with Mr. Oberst's accommodations in Chicago for 2019, 2020 and 2021, respectively.
(9)    Mr. Yeager’s bonus for 2017 consisted of an award of $649,219 (inclusive of accrued interest on prior years’ deferred balance) under the KEPRP of the Title insurance segment, and an additional award of $1,444,758 (consisting of a cash performance award of $1,066,721 and an equity-based award under the Incentive Compensation Plan with a value of $378,037) resulting from satisfaction in 2017 of pre-set, five-year underwriting/service income performance objectives of the Title insurance segment.

CEO PAY RATIO DISCLOSURE

The Compensation Committee and Board of Directors believe that executive compensation, particularly as it applies to the Company’s CEO and other executive officers, should be related to the responsibilities undertaken, and be consistent with the Company’s intermediate and long-term performance. In this context, and in accordance with the requirements of The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), as well as the SEC rules adopted pursuant to it, the Company is reporting the ratio of the total annual compensation of the CEO to that of the “Median Employee”.

For purposes of computing the ratio, Mr. Smiddy's compensation is the same as is shown in the Summary Compensation Table immediately above. The total annual compensation for the Median Employee was determined as of December 31, 2021 by preparing a list of all United States (“U.S.”) based employees of the Company’s U.S. subsidiaries at year-end 2021 (excluding the CEO) in the order of the highest to the lowest total annual compensation (excluding retirement plan contributions). The number of non-U.S. employees was excluded as they accounted for approximately 125 persons employed in Canada out of a total of approximately 9,600 Company employees. Pursuant to the pay ratio rule, the compensation of those non-U.S. employees was considered to be de minimis. The compensation for employees who did not work for the Company or one of its subsidiaries for all of 2021 was annualized in arriving at the Median Employee’s compensation. The Median Employee’s total compensation was established by using the same elements of compensation as are shown in the Summary Compensation Table for the CEO.

The total annual compensation of the Company’s CEO - Craig R. Smiddy:	$2,392,292
The total annual compensation of the Median Employee:	$84,077
Ratio of the CEO’s compensation to the Median Employee:	28.5

Annual Salary Compensation Practices

The Company’s objective in regard to all of its employees is to set annual salaries at amounts that:

•Are reasonably competitive in the context of prevailing salary scales in the insurance industry, and
•Provide a fixed, reasonable source of annual income commensurate with the individual’s work responsibilities.

The primary factors considered, in varying degrees, in the establishment of annual salaries for executive officers and certain other senior managers are:

•Business size and complexity of operations with which the person is associated;
•The person’s level of responsibility and experience;
•The success of the business unit with which the person is principally engaged; and
•The evaluation of the manager’s contribution to the business unit’s success.

When making these evaluations, the prevailing salary scales in the insurance industry, the annual consumer price index, the trends in salary levels in published or private compilations and reports, and the data contained in the proxy statements of selected publicly held insurance organizations are taken into account. No formula, set benchmark or matrix is used in determining annual salary adjustments. The decision regarding each executive officer is subjectively based upon all of the above factors, with the Compensation Committee members exercising their business judgment in consultation with the CEO, as to all executive officers other than the CEO. With respect to the latter, the Compensation Committee has sole authority for establishing CEO compensation.

The salaries of the executive officers are reviewed on an annual basis during the first quarter of the year, and concurrently with a promotion or other significant change in responsibilities. Prior compensation, prior cash and/or deferred incentive awards, bonuses and prior gains from the exercise of stock options are not taken into account when setting current annual salaries for the CEO, CFO and any other executive officer of the Company.

Incentive Awards and Bonuses

The Company uses annual performance recognition awards (KEPRPs usually comprised of cash and deferred amounts), cash performance awards, as well as equity-based awards issued under the Incentive Compensation Plan. These awards are intended to reward and retain executive officers, certain other employees of the Company and its subsidiaries, based on management’s and the Compensation Committee’s review of their performance. These awards are made under the Company’s KEPRP, Incentive Compensation Plan, or at the discretion of the Compensation Committee. Awards made to the named executive officers set forth in the Summary Compensation Table were approved by the Compensation Committee.

Key Employee Performance Recognition Plans (KEPRP)

Under the ORI KEPRP, a performance recognition pool is calculated each year for allocation among eligible key employees of the Company. Each year the CEO recommends the total amount of the pool and the Compensation Committee makes the sole determination as to the total amount of the pool and the amount of the awards granted to the CEO. The Committee then approves the award recommendations for the CFO, other executive officers and certain senior managers based upon their performance evaluations and recommendations made by the CEO. All awards are based on the positions and responsibilities, perceived value of accomplishments, expected future contributions, and other relevant factors. The Compensation Committee’s evaluation of all such factors is made subjectively based on its members’ business judgment.

Each year’s pool amount takes into account pre-established objectives approved by the Compensation Committee. Calculation of the pool is made in accordance with a detailed formula that incorporates such factors as the trailing five-year averages for: (a) the growth in premiums and fees; (b) underwriting/service income; (c) operating earnings (excluding income from realized or unrealized investment gains or losses) and (d) return on equity in excess of a minimum target return equal to two times the mean of the five-year average post-tax yield on 10-year and 20-year U.S. Treasury Securities. The impact of the RFIG run-off on consolidated earnings is excluded from calculations. The pool is generally limited to the lesser of (a) a percentage of plan participants’ aggregate annual base salaries and (b) a percentage of the latest five years’ average net operating earnings. Up to 50% of any one year’s pool amount maybe carried forward for up to three years for later allocation. There is no prescribed guarantee or limit as to how much of the year’s available pool would be awarded to each participant.

The first $50,000 of any KEPRP award is paid in cash at the time of award. For awards in excess of $50,000, 50% of the excess is paid in cash at the time of awards and 50% is deferred. The deferred balance of the award vests over ten years at the rate of 10% per year of participation. Deferred balances accrued after 2004 are credited with interest at a rate approved annually by the Compensation Committee. Plan participants become vested in their deferred account balances upon being employed for 10 years after first becoming eligible, or upon a change of control of the Company. Benefits are payable in a set number of equal installments, beginning no earlier than age 55, following termination of employment, death, disability, or retirement, or in total upon a change in control of the Company. Distributions for executive officers can begin no earlier than six months following termination of employment from full time service.

In addition to ORI’s KEPRP, substantially similar plans are maintained for several individual subsidiaries or segments of business, and each of these plans generally operates in the same basic fashion as the ORI KEPRP. The award pool for each other KEPRP is also established according to detailed formulas that also take into account the above indicated factors for such plans.

Awards under the KEPRPs are usually made in conjunction with equity-based awards under the Incentive Compensation Plan. Any such awards are typically determined in the first quarter of the year for eligible employees who are employed as of the award date. The awards follow the receipt of the independent registered public accounting firm’s reports on the financial statements of the preceding year and an evaluation of any pertinent and significant post-balance sheet events and business trends by the Compensation Committee.

Deferred Compensation under the KEPRPs

The following table sets forth certain information regarding the portion of KEPRP awards that constitute non-qualified deferred compensation made to the executives listed in the Summary Compensation Table. It shows the pro forma balances of their deferred accounts as of December 31, 2021. As described above, the individuals listed had no discretion as to whether they wished to defer the applicable portion of the awards made to them by the Company and were not permitted to voluntarily make contributions of their own to the KEPRPs.

Nonqualified Deferred Compensation
Name	Company’s Contributions in 2021(1)	Aggregate Interest Earnings 2021	Aggregate Deferred Balance as of December 31, 2021
Craig R. Smiddy	$575,000	$44,483	$2,718,618
Frank J. Sodaro	175,000	3,304	363,852
Karl W. Mueller	0	29,422	1,289,818
W. Todd Gray	250,000	20,369	1,244,865
Stephen J. Oberst	325,000	38,131	2,160,065
Rande K. Yeager	565,000	55,896	3,164,914
(1)The amounts in this column are the portion of current year KEPRP awards that are mandatorily deferred pursuant to the terms of the various KEPRPs.

Stock Option and Restricted Stock Awards under 2016 Incentive Compensation Plan

The Company believes executive officers and certain other senior managers of the Company’s and its subsidiaries who make substantial contributions to long-term performance should have an equity ownership in the Company to better align their interests with those of the shareholders. The most recent plan, “The 2016 Incentive Compensation Plan” (the “Incentive Compensation Plan”) was approved by shareholders.

Under the Incentive Compensation Plan, an award to a participant may be in the form of a stock option or restricted stock award, or a combination of these. The Compensation Committee has the authority to: (i) select the participants to whom awards may be granted; (ii) determine the type or types of awards to be granted; (iii) determine the number of awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards shall be deferred; and (vi) determine whether, to what extent, and under what circumstances any award shall be canceled or suspended. On the effective date of the Incentive Compensation Plan, 15,000,000 shares became available for awards. As of March 1, 2022, 4,782,518 shares remain available for awards.

The above stated objectives of the Incentive Compensation Plan are to encourage:

•An alignment of shareholder and employee interests;
•Employee efforts to grow shareholder value;
•A long-term commitment to the Company by employee-shareowners.

Accordingly, these awards have not been limited to the CEO, CFO and other named executive officers, but have also been granted to several hundred employees of the Company and its subsidiaries. The factors considered when making these awards include:

•The achievements of the individual;
•The overall performance of the Company;
•The performance of the subsidiary or division to which the individual is attached;
•The past and anticipated contributions of the individual to the Company’s success.

The relative significance of the above factors with respect to awards granted to the CEO, CFO, other named executive officers and all other employees is determined subjectively by the Compensation Committee. The Compensation Committee gives consideration to the segmented and consolidated results of the Company using business judgment and consultation with the CEO for awards other than the CEO. The aggregate number of shares granted annually over the past three years to all employees, including the CEO, CFO, and other named executive officers has been approximately 0.6% of the then outstanding Common Stock of the Company.

These awards are typically made once a year, usually during the first quarter following receipt of the independent registered public accounting firm’s report on the financial statements for the preceding year. The Compensation Committee approves a total pool of awards and the individual award granted to the CEO, CFO, and the other executive officers. Each award is made at the fair market value of the Company’s Common Stock, as defined by the Plan, on the Grant Date.

When making these awards, the other sources of compensation for the participant, such as base salary and any other awards, are taken into account. The grant of these awards is not linked to any Company action such as the release of earnings and has typically occurred during March of each year with notifications to recipients at the time of their annual compensation review.

Stock Option Grants During 2021

The following table sets forth certain information regarding options to purchase shares of Common Stock granted in 2021 to the executive officers listed in the Summary Compensation Table. The value of these options is calculated pursuant to the Black-Scholes-Merton model. Additional information about how these values are determined is disclosed as part of the Summary Compensation Table.

Stock Option Grants
Name	Grant Date	Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Award

Craig R. Smiddy	3/9/2021	140,000	$21.30	$261,800
Frank J. Sodaro	3/9/2021	30,000	21.30	56,100
Karl W. Mueller	3/9/2021	65,000	21.30	121,550
W. Todd Gray	3/9/2021	40,000	21.30	74,800
Stephen J. Oberst	3/9/2021	65,000	21.30	121,550
Rande K. Yeager	3/9/2021	65,000	21.30	121,550

The term of each option is 10 years from the Grant Date. Options are exercisable in accordance with the following vesting schedule: 10% at the end of the year of grant, and thereafter annually at the rates of 15%, 20%, 25% and 30% so that at the end of the 5th fiscal year after the grant they are 100% vested. If the optionee dies, retires in good standing after age 57, or becomes disabled, vesting acceleration occurs. In such cases and in the event of change in control of the Company, vesting accelerates to the extent of the greater of 10% of the shares covered for each year of service by the optionee or the actual vested percentage plus 50% of the unvested remaining shares. In the case of any option granted to an optionee who, as of the Grant Date: (i) has attained age

65, (ii) is currently an employee of the Company or a subsidiary, and (iii) has been employed by the Company or a subsidiary for ten (10) years or longer, such options are considered fully vested as of the Grant Date.

Exercises of Stock Options During 2021

The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during 2021 by the executive officers named in the Summary Compensation Table.

Exercises of Stock Options During 2021
	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise

Craig R. Smiddy	—	—
Frank J. Sodaro	—	—
Karl W. Mueller (1)	249,500	$2,410,825
W. Todd Gray (2)	16,625	103,974
Stephen J. Oberst (3)	14,000	117,320
Rande K. Yeager (4)	326,000	1,649,550
(1)Following his retirement in 2021, Mr. Mueller exercised options granted to him in the years 2012 to 2018, inclusive. As such, the value realized that is shown above had accrued over the years since those options were granted.
(2)During 2021, Mr. Gray exercised the options granted to him in 2016 and the vested part of the options granted to him in the years 2017 to 2020, inclusive. As such, the value realized that is shown above had accrued over the years since those options were granted.
(3)During 2021, Mr. Oberst exercised the options granted to him in 2012, the value realized that is shown above had accrued since those options were granted.
(4)During 2021, Mr. Yeager exercised the remaining options granted to him in the years 2013 to 2021, inclusive. As such, the value realized that is shown above had accrued over the years since those options were granted.

Equity Compensation Plan Information

The following table sets forth certain information regarding securities authorized for issuance under the Company’s Incentive Compensation Plans as of year-end 2021. The Company’s Incentive Compensation Plans have been approved by the shareholders.

Equity Compensation Plan Status as of Year End 2021
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,344,470	$19.57	4,768,368
Equity compensation plans not approved by security holders	—	—	—
Total	8,344,470*	$19.57	4,768,368
(*) A total of 26,925 options from its 2012 grant year included in this total were either exercised or expired as of March 1, 2022.

The following table sets forth information regarding the unexercised options held by the persons listed in the Summary Compensation Table. This table shows the option exercise price for each exercisable and un-exercisable option held by each individual and the date upon which each option expires.

Outstanding Equity Awards at Year End 2021
	Number of Securities
Name	Underlying Unexercised Options Exercisable	Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Craig R. Smiddy	14,500	—	$16.06	03/19/24
	12,500	—	15.26	03/19/25
	25,000	—	18.14	03/23/26
	30,000	—	19.98	03/22/27
	35,000	15,000	20.98	02/20/28
	31,500	38,500	21.12	03/19/29
	11,250	13,750	21.99	08/20/29
	30,000	90,000	22.72	02/26/30
	14,000	126,000	21.30	03/09/31

Frank J. Sodaro	7,000	3,000	20.98	02/20/28
	6,750	8,250	21.12	03/19/29
	5,000	15,000	16.17	03/17/30
	3,000	27,000	21.30	03/09/31

Karl W. Mueller	50,000	—	21.12	06/30/25
	55,000	—	22.72	06/30/25
	65,000	—	21.30	06/30/25

W. Todd Gray	1,500	—	19.98	03/22/27
	1,875	2,250	20.98	02/20/28
	1,800	4,950	21.12	03/19/29
	3,750	18,750	22.72	02/26/30
	4,000	36,000	21.30	03/09/31

Stephen J. Oberst	11,000	—	12.57	03/20/23
	12,000	—	16.06	03/19/24
	14,500	—	15.26	03/19/25
	16,000	—	18.14	03/23/26
	21,000	—	19.98	03/22/27
	16,800	7,200	20.98	02/20/28
	12,600	15,400	21.12	03/19/29
	6,750	8,250	21.99	08/20/29
	13,750	41,250	22.72	02/26/30
	6,500	58,500	21.30	03/09/31

Rande K. Yeager	None	None

The following table sets forth a summary of all stock options that have been granted to Company employees, inclusive of those persons listed in the Summary Compensation Table. In the past 10 years, a total of approximately $28.4 million (or an average of $2.8 million per year) was expensed by the Company with respect to such options in accordance with generally accepted accounting principles.

				Options Outstanding			Options Exercisable
					Weighted – Average
Exercise Prices			Year of Grant	Number Outstanding	Remaining Contractual Life	Exercise Price	Number Exercisable	Weighted Average Exercise Price
$10.80			2012	26,925	0.25	$10.80	26,925	$10.80
$12.57			2013	133,225	1.25	12.57	133,225	12.57
$16.06			2014	256,700	2.25	16.06	256,700	16.06
$15.26			2015	310,157	3.25	15.26	310,157	15.26
$18.14			2016	498,291	4.25	18.14	498,291	18.14
$19.98			2017	867,958	5.25	19.98	867,958	19.98
$20.98			2018	1,133,162	6.25	20.98	830,420	20.98
$21.12	to	$21.99	2019	1,486,282	7.25	21.14	820,072	21.14
$16.17	to	$22.72	2020	1,587,670	8.25	17.21	487,334	17.44
$21.30			2021	2,044,100	9.25	21.30	421,869	21.30
Total				8,344,470		$19.57	4,652,951	$19.22

Clawback Policy

The Company has adopted a policy that, to the extent permitted by law, it will seek to recoup any incentive-based compensation paid to any current or former executive officer if: (i) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the Board determines that such executive officer engaged in misconduct that resulted in the obligation to restate, and (iii) a lower payment would have been made to the executive officer based upon the restated financial results.

Hedging Prohibited

The Company has a policy prohibiting any director or executive officer (a covered individual) from hedging the economic risk of his or her ownership of the Company’s securities. Under this policy, a covered individual is prohibited from entering into any derivative transaction on the Company’s securities (e.g., any short-sale, forward, option, collar, etc.). Further, the policy does not allow a covered individual to pledge the Company’s securities at any time, which included having Company securities in a margin account or using Company securities as collateral for a loan.

Change of Control, Severance or Retirement

None of the executive officers or any other employee of the Company and its subsidiaries have employment contracts. All are considered “at-will” employees. Further, the Company has no change of control or severance agreements such as “golden parachutes” in place for any of its executive officers. However, the benefit plans referred to above would be affected, in limited ways, by a change of control of the Company. Such an event would not result in additional compensation or benefits being paid to any executive officer or employee for the Company. Rather, the effect would be to accelerate the vesting of benefits under these plans and require the immediate payment of all deferred balances under such plans.

Tax Deductibility of Compensation

Prior to the passage of the Tax Cuts and Jobs Act in December 2017, Section 162(m) of the Internal Revenue Code contained an exception to the $1,000,000 limitation on the amount of compensation paid to the Company’s five most highly paid executive officers that was deductible by the Company, where the excess compensation was “performance-based” compensation meeting certain requirements. The Tax Cuts and Jobs Act eliminated the performance-based exception, resulting in the loss of the ability to deduct compensation expenses over $1,000,000 for the Company’s named executive officers. The effect of this elimination is not material to the Company and the tax deductibility of compensation has never been considered in setting compensation amounts for these officers.

Stock Ownership Guidelines

The Company encourages all of its employees to own Company Common Stock directly or through employee benefit plans such as its 401(k) ESSOP. All of its executive officers and directors own shares of the Company’s Common Stock. The table on page 4 shows the nature and amount of such holdings.

The Company also has an equity ownership policy for its directors and senior officers. Pursuant to this policy, directors are required to acquire holdings in the Company’s Common Stock with a value of at least $250,000. New directors are allowed to take three years during which to acquire such ownership, with the valuation of the shares equivalent to the greater of the current market value attained at any point in time, or the original acquisition cost. All of the Company’s directors are currently in compliance with this policy. For certain other senior officers of the Company, the recommended value of Common Stock ownership is based upon the following multiples of the officer’s base salary:

CEO of the Company	6 times
President of the Company	4 times
Other senior officers of the Company	1.5 times

In measuring compliance with the Company's stock ownership requirement for officers, the Company will consider the following: (i) the greater of current market value attained at any time or the acquisition cost of shares owned directly, however acquired; and shares held by Company’s benefit or compensation plans as well as other shares beneficially owned and (ii) the value of deferred compensation accounts.

Newly appointed senior officers subject to this policy have five years to meet the pertinent requirement. All of the Company’s Directors and executive officers either currently hold in excess of the requirement that applies to them or are within the time period permitted for compliance.

Pension Plan and Baseline Security Plan

The Old Republic International Corporation Salaried Employees Restated Retirement Plan (“Company Pension Plan”) assumed the obligations and assets of other retirement plans maintained by certain subsidiaries. All of these plans have been closed to new employees for many years. Finally, the accrued benefit levels available to each participant in the Company Plan were frozen at December 31, 2013 and no new benefits have accrued to participants since that date.

Under the Company Pension Plan, as it applies to Messrs. Mueller and Oberst, benefits were determined by taking into account 1.5% of the participant’s “Final Average Monthly Earnings” (1/60th of the aggregate earnings of the employee during the period of the five consecutive years of service out of the last ten consecutive years of service that results in the highest “Final Average Monthly Earnings”) multiplied by the participant’s years of service. Earnings include base salary and commissions, but exclude bonuses and cash and deferred incentive compensation awards granted under any Company or subsidiaries’ incentive plans or KEPRPs. Early retirement benefits are available under the Company Plan for persons who are eligible and elect to retire after attaining age 55 provided they have at least five years of vested service with the Company. In this case, early retirement benefits are adjusted based upon the participant’s age at retirement. The adjustment begins at 50% of normal benefits at age 55. For participants age 55 to 60, the early retirement benefits increase by 3.33% per year. Between ages 60 and 65, they increase by 6.66% per year until they reach 100%. Vested benefits can be paid upon an employee’s attainment of age 70.5. The Company Pension Plan was recently amended to reduce the minimum age for participants to request an in-service withdrawal from age 70.5 to 59.5. Mr. Mueller is now retired and Mr. Oberst is currently eligible for early retirement benefits and /or in-service withdrawals under the Company Plan. Messrs. Gray, Smiddy and Sodaro are not participants in the Company Pension Plan or any pension plan previously sponsored by a subsidiary of the Company.

Under the Pension Plan, as it applies to Mr. Yeager, who is over age 65, the monthly benefit is 1.20% of the participant’s Final Average Monthly Earnings up to the Social Security Integration Level, and 1.75% of the amount in excess of that level, multiplied by the participant’s years of credited service limited to a maximum of 30 years. Early retirement benefits are available for persons who are eligible and elect to retire after attaining age 55 and completing 10 years of vesting service, or after attaining age 60. In the case of early retirement, benefits are reduced by .458% for each month preceding the participant attaining age 65. As also stated above, the Company Pension Plan now allows for in-service withdrawals starting at age 59.5.

The following table sets forth the payments and present value of the estimated benefits payable to executive officers under the above described pension plans.

Pension Benefits
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Craig R. Smiddy	None	—	—	—
Frank J. Sodaro	None	—	—	—
Karl W. Mueller (Retired)	Company Plan	8.3	$473,795	—
W. Todd Gray	None	—	—	—
Stephen J. Oberst	Company Plan	13.1	545,434	—
Rande K. Yeager	Company Plan	26.6	1,297,048	$88,857
(1)    The present value of accumulated benefits payable following assumed retirement is calculated using interest and mortality assumptions consistent with those used for financial reporting purposes with respect to the companies’ audited financial statements. No discount is assumed for separation prior to retirement due to death, disability or termination of employment. The amount shown is based upon accrued service through year end 2013 when Plan benefits were frozen.

The Baseline Security Plan (“BSP”) was established by the Company, in part as a replacement for various 401(k) plans maintained by a number of its subsidiaries and the Company Pension Plan that was discontinued. Eligibility for participation in the BSP is similar to eligibility under the Company’s 401(k) ESSOP discussed below. The BSP is noncontributory by participants although IRA roll-over contributions are permitted. The annual Company contributions are performance-based with an emphasis on the long-term underwriting and related services profitability of the individual subsidiaries or groups thereof that employ participants. Contributions are approved each year by ORI’s Compensation Committee and Board of Directors following the receipt of all pertinent audit reports for the Company and its individual subsidiaries and operating centers. Contributions are characterized as a percentage of each eligible employee’s annual base salary. The BSP was recently amended to reduce the minimum age for participants to request in-service withdrawals from age 70.5 to 59.5.

Employees Savings and Stock Ownership Plan (ESSOP)

The ESSOP, which has been in place since 1978, is intended to encourage all of ORI’s eligible employees to save in a tax-advantaged manner and benefit from Company matching contributions in the form of ORI Common Stock to build a stake in the Company’s business. At March 1, 2022 the ESSOP held approximately 6.1% of ORI’s Common Stock.

Eligible employees who elect to participate in the ESSOP by saving a portion of their pay may receive a Company match ranging from 20% to 140% of a maximum of 6% of the participant’s first $150,000 in eligible annual compensation. The matching formula is based upon the percentages saved and the increase in the Company’s five-year running average of net operating earnings growth per share, adjusted for the effect of the RFIG run-off. Employees’ savings are invested, at the employees’ direction, in a number of publicly-traded mutual funds, and they may elect to purchase the Company’s Common Stock as an investment option. Employer contributions are invested exclusively in the Company’s Common Stock. Employees with three or more years of service as of the prior year’s end may diversify the annual contribution of Company Common Stock into alternative mutual funds available for investment. Further, employees may also diversify all of the prior contributions of Company Common Stock at any time into such mutual funds. The number of times that employees may change their investments into or out of the Company’s Common Stock is subject to an annual limitation. A participant becomes vested in the account balance allocated from employer contributions upon being totally and permanently disabled, death, or upon the earlier of attaining age 65 or being employed for 6 years. Vesting occurs in increments of 20% per year, beginning after one year of service. Benefits are payable upon termination of service, death or disability, or following retirement, and are subject to minimum distribution requirements set forth under the Internal Revenue Code. Benefits are also payable via in-service withdrawals, and the ESSOP was recently amended to reduce the minimum age for participants to request in-service withdrawals from age 70.5 to 59.5. The ESSOP was also recently amended to provide for automatic enrollment contributions for new employees equal to 6% of the employee’s compensation unless they opt out, designated Roth contributions, and in-plan Roth conversions.

At the election of the participant, benefits derived from employer contributions are payable either in cash or the Company’s Common Stock.

Other Benefits

The Company does not provide any significant compensation by way of perquisites or personal benefits to its executive officers or any other employees. Such benefits that are provided in very few cases include the personal value attributed to the use of Company-supplied automobiles, the personal value of club memberships, and the value of certain personal meals incurred in connection with Company business. The value of these benefits to the CEO, CFO and other listed executive officers were insignificant and are included with other amounts in the “All Other Compensation” column of the Summary Compensation Table appearing elsewhere in this proxy statement.

ITEM 3
VOTE ON EXECUTIVE COMPENSATION

BACKGROUND

It is Old Republic’s policy to provide full disclosure concerning its compensation philosophy and corporate governance. At the Company’s 2021 Annual Meeting of the Shareholders, about 92.5% of the shares voted in approval of the Company’s executive compensation. However, in accordance with the Company’s policy and intents, shareholders are annually asked to endorse the Company’s compensation philosophy by adopting the following resolution that is commonly called a “Say-on-Pay” proposal.

The Board of Directors and the Compensation Committee, in particular, review the elements of Company compensation each year. Special attention is devoted to the compensation of the executive officers and certain other senior managers of the Company. The Company seeks to align executive officer compensation with shareholder value on an annual and long-term basis through a combination of annual salary, annual performance recognition awards, and equity-based awards. The Company believes that its history of growth over many decades is, in part, a result of its compensation programs that encourages longer-term growth and the building of long-term shareholder value rather than short-term results. A more detailed review of those programs and the awards for 2021 to the named executive officers of the Company are reported the Summary Compensation Table appearing elsewhere in this proxy statement. The Board of Directors and Compensation Committee believe the Company’s performance and executive officer compensation have been aligned and balanced with shareholder returns. This vote is therefore not intended to address any one specific element of compensation or the compensation paid to any one individual. Rather, the resolution concerns the overall philosophy, makeup and amounts of compensation paid to executive officers as a group.

2021 EXECUTIVE COMPENSATION VOTE

At the Company’s 2021 Annual Meeting of the Shareholders approximately 92.5% of shares present in person or by proxy voted to approve the Company’s executive compensation for 2020. The Compensation Committee and Board of Directors considered this vote when it reviewed executive compensation for 2021.

PROPOSED RESOLUTION

Resolved, that the shareholders of the Company approve the compensation policies, practices and procedures as set forth in the Compensation Discussion and Analysis section of this proxy statement for its executive officers.

ADVISORY VOTE

This vote is advisory and is not binding upon the Board of Directors. The vote is intended to be a measure of the shareholders overall approval of the handling of the Company’s executive compensation matters. Therefore, the vote will not result in a change or clawback of any existing or future compensation of any individual. Nor will this vote necessarily result in a change in the elements or compensation programs of the Company, as those decisions remain vested in the Board of Directors. However, if the shareholders fail to give this proposal a favorable vote, the Board of Directors and Compensation Committee shall investigate the reasons the resolution did not receive a majority vote. Further, this vote will be taken into consideration when future changes are considered in the elements of compensation, when compensation programs are adopted or changed, and when compensation amounts or incentive awards are approved for executive officers and the other senior members of the Company’s management. The results of this vote shall be disclosed in a filing made with the SEC shortly after the Annual Meeting of the Shareholders and will be available for review on the Company’s website, www.oldrepublic.com.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends a vote FOR this proposal. Proxies solicited by the Board of Directors shall be voted in favor of this proposal unless shareholders specify to the contrary in their proxies.

ITEM 4
APPROVAL OF THE OLD REPUBLIC INTERNATIONAL CORPORATION 2022 INCENTIVE COMPENSATION PLAN

This proposal is to approve the Old Republic International Corporation 2022 Incentive Compensation Plan (the “2022 Incentive Compensation Plan”).

BACKGROUND

On February 24, 2022, the Board of Directors unanimously adopted the 2022 Incentive Compensation Plan, subject to the approval of the Company’s shareholders at the Company’s 2022 Annual Meeting of Shareholders. If approved, the 2022 Incentive Compensation Plan will become effective as of May 26, 2022. The full text of the 2022 Incentive Compensation Plan is provided as Appendix 1 to this proxy statement.

Existing awards under the Company’s current equity incentive compensation plan, the Old Republic International Corporation 2016 Incentive Compensation Plan (the “Prior Plan”), and the Old Republic International 2006 Incentive Compensation Plan (under which no awards have been granted since the adoption of the Prior Plan), will remain in full force and effect in accordance with each plan’s terms. No new awards will be made under the Prior Plan after approval of the 2022 Incentive Compensation Plan by shareholders.

Shareholder approval of the 2022 Incentive Compensation Plan is required under the rules of the NYSE. The Company is also asking the shareholders to approve the 2022 Incentive Compensation Plan for purposes of Section 421 of the Internal Revenue Code (“IRC”).

The 2022 Incentive Compensation Plan has many similar terms to the Prior Plan under which awards have been granted, but it provides, among other changes, more robust language related to the terms applicable to other equity awards, which is consistent with the desire of the Compensation Committee to grant awards other than options (in particular, restricted stock awards) to certain participants in 2022 and beyond. As discussed earlier in this proxy statement, the Compensation Committee’s approach to executive officer and certain senior manager compensation for 2022 is to shift a larger percentage of an executive officer’s compensation to long-term incentive awards to be issued under the 2022 Incentive Compensation Plan. As such, on March 10, 2022, the Compensation Committee granted certain nonqualified stock option and restricted stock awards under the 2022 Incentive Compensation Plan to our named executive officers, other executive officers, and certain senior managers (the “2022 Awards”). The 2022 Awards are conditioned upon, and will not be effective unless and until the shareholders approve the 2022 Incentive Compensation Plan.

DESCRIPTION OF THE 2022 INCENTIVE COMPENSATION PLAN

The following summary describes briefly the material features of the 2022 Incentive Compensation Plan and is qualified in its entirety by reference to the full text of the 2022 Incentive Compensation Plan, which is provided as Appendix 1 to this proxy statement. You are urged to read the text of the 2022 Incentive Compensation Plan in its entirety.

Purpose

The purpose of the 2022 Incentive Compensation Plan is to provide a means through which the Company may attract and retain qualified persons to serve as employees of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. The 2022 Incentive Compensation Plan also permits awards to be made to directors. A further purpose of the 2022 Incentive Compensation Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

Administration

Generally, the 2022 Incentive Compensation Plan will be administered by the Compensation Committee, which is and will be composed of independent directors of the Company. The Compensation Committee will have full authority, subject to the terms of the 2022 Incentive Compensation Plan, to establish rules and regulations for the proper administration of the 2022 Incentive Compensation Plan, to select the employees and directors to whom awards are granted, and to set the date of grant, the type of award that shall be made, and the other terms of the awards. None of the members of the Compensation Committee have within the last three years participated in any award under the Prior Plan or any other employee benefit plan of the Company or any affiliate.

Eligibility

All employees and directors of the Company and its affiliates are eligible to participate in the 2022 Incentive Compensation Plan (any such individual participating in the 2022 Incentive Compensation Plan is referred to herein as a “Participant”). The selection of those employees and directors from among those eligible to receive awards is within the discretion of the Compensation Committee. As of March 1, 2022, there were approximately 9,600 employees at the Company and its affiliates who were eligible to participate in the 2022 Incentive Compensation Plan. If the 2022 Incentive Compensation Plan is adopted by the shareholders at the Company’s 2022 Annual Meeting of Shareholders, each of our 12 non-employee directors will be eligible to participate in the 2022 Incentive Compensation Plan. In 2021, there were awards made to 385 employees under the Prior Plan and no awards were made to non-employee directors.

Term of the Plan

No further awards may be granted under the 2022 Incentive Compensation Plan after 10 years from the date the 2022 Incentive Compensation Plan is adopted by the Board.

Types of Awards

The 2022 Incentive Compensation Plan permits the granting of a broad variety of equity incentives, including any or all of the following types of awards: (1) stock options, (2) restricted stock awards, (3) restricted stock units, (4) performance grants, and (5) stock appreciation rights.

Number of Shares Subject to 2022 Incentive Compensation Plan and Award Limits

A total of 20,000,000 new shares, plus the 4,782,518 shares that remained available for issuance under the Prior Plan prior to the adoption of the 2022 Incentive Compensation Plan and shares subject to awards which are forfeited under the Prior Plan, would be available for grants under the 2022 Incentive Compensation Plan. The total shares available for issuance under the 2022 Incentive Compensation Plan, together with shares subject to unexercised/unvested outstanding awards, represent approximately 10.5% of the Company’s outstanding shares as of March 1, 2022.

Any shares that are tendered or withheld as full or partial payment of withholding or other taxes or as payment for the exercise price of an award under the 2022 Incentive Compensation Plan shall not be added back to the number of shares available for issuance under the 2022 Incentive Compensation Plan. In addition, awards valued by reference to Common Stock that may be settled in equivalent cash value will count as shares of Common Stock delivered to the same extent as if the awards were settled in shares of Common Stock. Whenever any outstanding option or other award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares, the number of shares available for issuance under the 2022 Incentive Compensation Plan shall be increased by the number of shares allocable to the expired, forfeited, cancelled or otherwise terminated option or other award (or portion thereof).

No Participant may receive awards (i) with respect to options, of more than 3,000,000 shares of Common Stock, and (ii) with respect to restricted stock awards, stock appreciation rights, and performance grants denominated in shares of Common Stock, of more than 750,000 shares of Common Stock, in any 36 month period. The maximum number of shares of Common Stock issued to a Director in any calendar year (i) with respect to options may not exceed 300,000 shares of Common Stock, and (ii) with respect to restricted stock awards may not exceed 75,000 shares of Common Stock. The limitations described in the preceding two sentences may be adjusted upon a reorganization, stock split, recapitalization or other change in the Company’s capital structure.

Vesting of Awards

Except as otherwise provided in an award agreement, each award issued to a Participant shall have a 3-year graded vesting period. Notwithstanding the foregoing, awards granted under the 2022 Incentive Compensation Plan (other than cash based awards) shall vest no earlier than the first anniversary of the date on which the award is granted; provided that the following awards are not subject to the forgoing minimum vesting requirement: any (i) substitute awards or; (ii) shares of stock delivered in lieu of fully vested cash obligations. In the event that the employee dies, retires due to disability, or is involuntarily separated because he or she is an employee of a subsidiary that is voluntarily divested by the Company, the employee’s outstanding awards will vest. If an employee retires in good standing after attaining age 65 and having been employed by the Company or any affiliate for 10 years or longer, the employee’s award(s) will continue to vest per the applicable schedule, subject to the employee’s ongoing compliance with any restricted covenants or other obligations in the award agreement(s) or any other agreement with any plan, policy, or program of, the Company and/or if affiliates. Except as provided in an award agreement, in the event a director’s service on the Board ceases due to death, or disability, then any outstanding awards shall become fully vested. In addition, in the event a director’s service ceases other than due to death or disability, then, except as otherwise provided in the awards agreement(s) any outstanding awards will continue to vest per the applicable schedule.

Stock Options

The term of each option shall be as specified by the Compensation Committee at the date of grant, but in no event shall an option be exercisable after the expiration of 10 years from the date of grant. An option shall be exercisable in whole or in such installments and at such times as determined by the Compensation Committee.

The Compensation Committee shall specify whether a given option shall constitute an incentive stock option or a nonqualified stock option. An incentive stock option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation at the time the option is granted.

Each option shall be evidenced by a stock option award agreement in such form and containing such provisions not inconsistent with the provisions of the 2022 Incentive Compensation Plan as the Compensation Committee from time to time shall approve, including, without limitation, provisions to qualify an incentive stock option under Section 422 of the IRC. Each stock option award agreement shall specify the effect of termination of (i) employment or (ii) membership on the Board, as applicable, on the exercisability of the option. The terms and conditions of the respective award agreements need not be identical. Subject to the consent of the Participant, the Compensation Committee may, in its sole discretion, amend an outstanding stock option award agreement from time to time in any manner that is not inconsistent with the provisions of the 2022 Incentive Compensation Plan.

The option price will be determined by the Compensation Committee and will be no less than the fair market value of the shares on the date that the option is granted, except for adjustments for certain changes in the Company’s Common Stock. Subject to any applicable stock option award agreement, any option may be exercised by delivery of cash by net settlement using Common Stock having a fair market value on the exercise date equal to the total exercise price (and any tax withholding), or by means of an exercise arrangement with a qualifying broker-dealer.

Retired Participants, estates of deceased Participants, and individuals who are terminated without cause (“Involuntary Severance”) shall have until the earlier of the expiration of the stock option granted or four (4) years from the date of retirement, death or Involuntary Severance to exercise all exercisable stock options. In the event of the termination of the Participant’s employment other than by reason of retirement, death, or Involuntary Severance, all unexercised stock options held by the Participant shall terminate and be forfeited. In the event a director’s service on the Board terminates, other than following any change of control, any of the director’s outstanding option(s) shall terminate on the earlier of its scheduled date of expiration or four (4) years from the date of termination.

Restricted Stock Awards

Awards may be granted in the form of restricted stock. Shares of Common Stock that are the subject of a restricted stock award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Compensation Committee in its sole discretion, and the Compensation Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals, (ii) the Participant’s continued employment with the Company or continued service as a director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each restricted stock award may have different Forfeiture Restrictions, in the discretion of the Compensation Committee.

Common Stock awarded pursuant to a restricted stock award shall be issued by book entry or stock certificate registered in the name of the Participant. Unless provided otherwise in an award agreement, the Participant shall have the right to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Participant shall not be entitled to delivery of the stock until the Forfeiture Restrictions have lapsed, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have lapsed, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have lapsed, and (iv) a breach of the terms and conditions established by the Compensation Committee pursuant to the award agreement shall cause a forfeiture of the restricted stock award. Restricted stock awards shall not receive dividends during any forfeiture restriction period but shall have the right to receive an accrual of such dividends. Any accrued dividends will be paid to the Participant at the time the Forfeiture Restrictions for the underlying restricted stock award expire. At the time of such award, the Compensation Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to restricted stock awards, including, but not limited to, rules pertaining to the termination of employment or service as a director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in an award agreement made in conjunction with the award. The terms and provisions of restricted stock award Agreements need not be identical. Upon vesting, payment of tax withholdings may be made by net settlement or delivery of cash.

Restricted Stock Units

Restricted stock units are rights to receive shares of Common Stock (or the fair market value thereof), which vest over a period of time as established by the Compensation Committee and with the satisfaction of certain performance criteria or objectives. The Compensation Committee may, in its discretion, require payment or other conditions of the Participant respecting any restricted stock unit. The Compensation Committee shall establish, with respect to and at the time of each restricted stock unit, a period over which the award shall vest with respect to the Participant. In determining the value of restricted stock units, the Compensation Committee shall take into account a Participant’s duties, past and potential contributions to the success of the Company, and such other considerations as it deems appropriate.

Following the end of the vesting period for a restricted stock unit (or at such other time as the applicable restricted stock unit Agreement may provide), the holder of a restricted stock unit shall be entitled to receive one share of Common Stock for each restricted stock unit then becoming vested or otherwise able to be settled on such date, subject to the withholding of applicable taxes, which may be done by net settlement or delivery of cash. Cash dividend equivalents will not be paid during the vesting period but may be accrued to the extent provided for in the restricted stock unit Agreement and paid in cash at the time the underlying shares of Common Stock are delivered.

A restricted stock unit shall terminate if the Participant does not remain continuously in the employ of the Company or its subsidiaries or does not continue to perform services as a director for the Company or its subsidiaries at all times during the applicable vesting period, except as may be otherwise determined by the Compensation Committee. The terms and provisions of restricted stock unit Agreements need not be identical.

Stock Appreciation Rights

A stock appreciation right is an award that may or may not be granted in tandem with an option, and entitles the holder to receive an amount equal to the difference between the fair market value of the shares of Common Stock at the time of exercise of the stock appreciation right and the base amount, subject to the applicable terms and conditions of the tandem options and the 2022 Incentive Compensation Plan.

A stock appreciation right shall entitle the holder of an option to receive, upon the exercise of the stock appreciation right, shares of Common Stock (valued at their fair market value at the time of exercise), cash, or a combination thereof, in the discretion of the Compensation Committee, in an amount equal in value to the excess of the fair market value of the shares of Common Stock subject to the stock appreciation right as of the date of such exercise over the purchase price of the stock appreciation right. If granted in tandem with an option, the exercise of a stock appreciation right will result in the surrender of the related option and, unless otherwise provided by the Compensation Committee in its sole discretion, the exercise of an option will result in the surrender of a related stock appreciation right, if any. The terms and provisions of stock appreciation right award agreements need not be identical.

The “expiration date” with respect to a stock appreciation right shall be determined by the Compensation Committee, and if granted in tandem with an option, shall be not later than the expiration date for the related option. If neither the right nor the related option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and payment shall be made to the holder in cash.

Performance Grants

The 2022 Incentive Compensation Plan provides the Compensation Committee the ability to grant performance grants that are settled in cash or shares of Common Stock based on the satisfaction of performance criteria.

A performance grant shall be awarded to a Participant contingent upon attainment of future performance goals of the Company or its affiliates during a performance cycle. The performance goals shall be pre-established by the Compensation Committee. Performance goals determined by the Compensation Committee may include, but are not limited to, increases in net profits, operating income, Common Stock price, earnings per share, sales, return on equity, attainment of environmental, social, and governance performance measures, or other performance measures and criteria as determined by the Compensation Committee. In determining the value of performance grants, the Compensation Committee shall take into account a Participant’s duties, past and potential contributions to the success of the Company, and such other considerations as it deems appropriate. The Compensation Committee, in its sole discretion, may make downward adjustments to the amount payable under a Participant’s performance grant during or after a performance period.

Following the end of the performance period, the holder of a performance grant shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the performance grant, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Compensation Committee. Payment of a performance grant may be made in a lump sum in cash, Common Stock, or a combination thereof, as determined by the Compensation Committee, and shall be made no later than 90 days after the end of the performance period and certification by the Compensation Committee. If a performance grant covering shares of Common Stock is to be paid in cash, such payment shall be based on the fair market value of the Common Stock on the payment date.

A performance grant shall terminate if the Participant does not remain continuously in the employ of the Company or does not continue to perform services as a director for the Company at all times during the applicable performance period, except as may be determined by the Compensation Committee.

Change of Control

Upon the consummation of a change of control, if outstanding awards are or assumed or substituted, then any outstanding options and stock appreciation right shall become immediately vested and exercisable, restricted stock awards shall become immediately vested and open performance grants shall be deemed earned at the target level. Upon the consummation of the change of control, if outstanding awards are assumed or substituted, then such outstanding awards will vest per the applicable schedule; provided, however, that if a Participant terminates employment without cause or for good reason or ceases board service within the 36 month period following the change of control Participant’s of outstanding awards will become fully vested.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the grant, vesting, and exercise of awards under the 2022 Incentive Compensation Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. This summary is not intended to be exhaustive, and, among other things, does not describe state, local, or non-United States tax consequences, or the effect of gift, estate, or inheritance taxes. Individuals receiving awards under the 2022 Incentive Compensation Plan should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Options granted under the 2022 Incentive Compensation Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the IRC, or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs, as described below.

Incentive Stock Options

An optionee will not recognize any taxable income at the time of the award of an incentive stock option. In addition, an optionee will not recognize any taxable income at the time of the exercise of an incentive stock option (although taxable income may arise at the time of exercise for alternative minimum tax purposes) if the optionee has been an employee of the Company at all times beginning with the option award date and ending three months before the date of exercise (or twelve months in the case of termination of employment due to disability). If the optionee has not been so employed during that time, the optionee will be taxed as described below for non-statutory stock options. If the optionee disposes of the shares purchased through the exercise of an incentive stock option more than two years after the option was granted and more than one year after the option was exercised, then the optionee will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the optionee disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the optionee will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of (i) the fair market value of the shares disposed of on the date of exercise over (ii) the exercise price paid for those shares. Any additional gain realized by the optionee on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the optionee. The Company will, subject to Section 162(m) of the IRC, generally be entitled at the time of the disqualifying disposition to a tax deduction equal to that amount of ordinary income reported by the optionee.

Non-Statutory Options

An optionee will not recognize any taxable income at the time of the award of a non-statutory option. The optionee will recognize ordinary income in the year in which the optionee exercises the option equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required at that time to satisfy the tax withholding requirements applicable to such income. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the optionee at the time he or she disposes of those shares. The Company will, subject to Section 162(m) of the IRC, generally be entitled to an income tax deduction at the time of exercise equal to the amount of ordinary income recognized by the optionee at that time.

Restricted Stock Awards

The recipient of shares of restricted stock will not recognize any taxable income at the time of the award so long as the shares of Common Stock are not transferable and are subject to a substantial risk of forfeiture. Accordingly, the Company is not entitled to a compensation deduction at that time. The recipient will have to report as ordinary income as and when those shares of Common Stock subsequently vest, that is, when they either become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the excess of (i) the fair market value of the shares upon vesting over (ii) the cash consideration (if any) paid for the shares. The Company will, subject to Section 162(m) of the IRC, then be entitled to a corresponding compensation deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award accrued before the risk of forfeiture lapses will also be compensation income to the Participant when paid. Notwithstanding the foregoing, the recipient of a restricted stock award may elect under Section 83(b) of the IRC to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (1) subject to Section 162(m) of the IRC, the Company will be entitled to a deduction at the same time and in the same amount, (2) dividends accrued during the period the forfeiture restrictions apply will be taxable as dividends when paid and will not be deductible by the Company, and (3) there will be no further federal income tax consequences when the risk of forfeiture lapses. In such case, any appreciation or depreciation in the fair market value of those shares of Common Stock after grant will generally result in a capital gain or loss to the recipient at the time he or she disposes of those shares. This election must be made not later than thirty days after the grant of the restricted stock award and is irrevocable.

Restricted Stock Units

Restricted stock units are not subject to taxation at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon receipt of shares of Common Stock (or the equivalent value in cash or other property) in settlement of an award of restricted stock units, the Participant will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock, and any previously unpaid dividends, received in settlement for the units at such time over the amount, if any, paid for the shares, and subject to Section 162(m) of the IRC, the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights

The recipient of a stock appreciation right will not recognize taxable income at the time of the award. The recipient will recognize ordinary income when the stock appreciation right is exercised in an amount equal to the excess of (i) the fair market value of the underlying shares of Common Stock on the exercise date over (ii) the base price in effect for the stock appreciation right, and the recipient will be required to satisfy the tax withholding requirements applicable to such income. The Company will generally be entitled at the time of exercise to an income tax deduction equal to the amount of ordinary income recognized by the recipient in connection with the exercise of the stock appreciation right.

Performance Grants

Performance grants paid in cash generally result in taxable income to the Participant and, subject to Section 162(m) of the IRC, a compensation deduction by the Company at the time the cash payment is made. Performance grants paid in shares of Common Stock result in taxable income to the Participant equal to the fair market value of the Common Stock on the date of transfer and result in a corresponding compensation deduction for the Company. Performance grants are subject to federal income and employment tax withholding.

Effect of a Change of Control

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2022 Incentive Compensation Plan in connection with a “change of control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the IRC. To the extent it is so considered, the Participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

Deductibility of Executive Compensation

Section 162(m) of the IRC places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any taxable year with respect to each “covered employee” within the meaning of Section 162(m) of the IRC.

Adjustments for Change in Capitalization

The 2022 Incentive Compensation Plan provides that in the event of any subdivision or consolidation of outstanding shares of stock, declaration of a dividend payable in shares of Common Stock or other stock split, or other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than an ordinary dividend, but including any special cash dividend), the Board shall make appropriate adjustments to outstanding awards.

Clawback
All awards granted under the 2022 Incentive Compensation Plan will be subject to recoupment in accordance with the Company’s clawback policy now in effect or that the Company may be required to adopt pursuant to the listing standards of the NYSE or as otherwise specifically required by applicable law. This policy currently provides, to the extent permitted by law, the Company will seek to recoup any incentive-based compensation, including awards under the 2022 Incentive Compensation Plan, paid to any current or former executive officer if: (i) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the Board determines that such executive officer engaged in misconduct that resulted in the obligation to restate, and (iii) a lower payment would have been made to the executive officer based upon the restated financial results.

Miscellaneous

The Board may amend or modify the 2022 Incentive Compensation Plan at any time; provided, however, that shareholder approval will be obtained for any amendment (1) to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (2) to change the number of shares available for issuance as incentive stock options, (3) to change the class of employees eligible to receive incentive stock options or (4) to permit the exercise price of any outstanding option or stock appreciation right to be reduced below an amount equal to fair market value as of the grant date.

NEW PLAN BENEFITS

As noted above, on March 10, 2022, our Compensation Committee conditionally granted incentive compensation awards under the 2022 Incentive Compensation Plan to our executive officers and non-executive officers. The 2022 Awards will not be effective unless and until the shareholders approve the 2022 Incentive Compensation Plan at the Company’s 2022 Annual Meeting of Shareholders.

All future awards under the 2022 Incentive Compensation Plan will be made by the Compensation Committee in its discretion. The Compensation Committee currently anticipates granting additional annual incentive compensation awards pursuant to the 2022 Incentive Compensation Plan. The Participants and the terms and conditions of future awards under the 2022 Incentive Compensation Plan cannot be determined at this time.

Please See Continuation on Next Page

Set forth below is a description of the 2022 Awards.

New Plan Benefits – 2022 Awards
Old Republic International 2022 Incentive Compensation Plan
	Restricted Stock Awards		Option Awards
Name and Position	Dollar Value ($) (1)	Shares (#) (2)	Shares (#) (3)
Craig R. Smiddy, President and Chief Executive Officer	$1,784,300	70,000	180,000
Frank J. Sodaro, Senior Vice President and Chief Financial Officer	509,800	20,000	60,000
W. Todd Gray, Executive Vice President and Treasurer	509,800	20,000	60,000
Stephen J. Oberst, Executive Vice President	764,700	30,000	80,000
Rande K. Yeager, Executive Chairman – Title Insurance Group	407,840	16,000	78,000
Thomas A. Dare, Senior Vice President, Secretary and General Counsel	509,800	20,000	60,000
Total -- Executive Group (6 persons)	4,486,240	176,000	518,000
Total -- Non-Executive Officer Employee Group (4)	10,858,740	426,000	2,152,000
(1)The value of restricted stock awards is based on $25.49 per share, the closing price of the Company's Common Stock on March 10, 2022, the date the conditional awards were granted (the "grant date").
(2)The shares of restricted stock conditionally granted to the executive officers listed in the table above are subject to graded vesting over a three-year period beginning on the grant date.
(3)Each option award conditionally granted to the executive officers listed in the table above has a ten-year term, an exercise price of equal to $25.49, and graded vesting over a three-year period beginning on the grant date.
(4)On March 10, 2022, the Compensation Committee allocated a pool of restricted stock awards and option awards, in the aggregate amounts listed in the respective column in the table above, to be granted to certain non-executive officers and employees of the Company in the discretion of the Chief Executive Officer on receipt of shareholder approval of the 2022 Incentive Compensation Plan.

Impact if the 2022 Incentive Compensation Plan is not Approved

If this proposal is not approved by the Company’s shareholders, the 2022 Incentive Compensation Plan will be null and void, all awards granted under it, including those described in the New Plan Benefits Table above, will terminate, and the Prior Plan will continue in effect and the shares remaining thereunder will be available for grant.

Required Vote

The Board of Directors unanimously approved and adopted the 2022 Incentive Compensation Plan, subject to shareholder approval. Accordingly, to be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Company’s 2022 Annual Meeting of Shareholders.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends a vote FOR the approval of the 2022 Incentive Compensation Plan. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless shareholders’ specify to the contrary in their proxies.

OTHER INFORMATION

SHAREHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR THE 2023 ANNUAL MEETING OF THE SHAREHOLDERS

In order for a proposal by a shareholder to be presented at the Annual Meeting, a copy to the proposal much be supplied to the Company’s Secretary no later than 90 days and at least 120 days before the anniversary date of the Company’s last proxy. For the proposal to be included in the Company’s proxy statement and form of proxy for the 2023 Annual Meeting of the Shareholders, the proposal must be received by the Company no later than 120 days before the anniversary date of the Company’s last proxy statement (which is December 1, 2022). For a nomination to be considered at the Annual Meeting, the nomination much be submitted to the Secretary no later than 90 days and at least 120 days (but no more than 150 days) before the anniversary date of the Company’s last proxy statement. Under our proxy access by-law for the shareholder-nominated director to be included in the Company's proxy materials for the 2023 Annual Meeting, the shareholder nomination must be received by the Company no earlier than November 1, 2022 and no later than December 1, 2022. Any nomination should be accompanied by a comprehensive description of the person’s qualifications plus the additional material that conforms to the requirements contained in the Company’s “Advance Notice by-law”. That by-law may be viewed on the Company’s website, www.oldrepublic.com.

This proxy statement is filed by order of the Board of Directors.

Thomas A. Dare
Senior Vice President,
General Counsel and Secretary
Chicago, Illinois
March 31, 2022

APPENDIX 1

OLD REPUBLIC INTERNATIONAL CORPORATION
2022 INCENTIVE COMPENSATION PLAN

    Old Republic International Corporation, a Delaware corporation (the “Company”), hereby establishes and adopts the Old Republic International Corporation 2022 Incentive Compensation Plan (the “Plan”).
ARTICLE I
PLAN
1.1    Purpose. The Plan is intended to provide a means through which the Company and its Affiliates may attract and retain qualified persons to serve as Directors or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Company may grant to certain individuals Awards in the form of Incentive Options, Nonqualified Options, Restricted Stock Awards, Restricted Stock Units, Performance Grants and SARs, subject to the terms of the Plan.
1.2    Effective Date of Plan. The Plan is effective upon the date of its adoption by the Board, subject to approval by a majority vote of shareholders voting in person or by proxy with respect to the Plan at the Company’s 2022 Annual Meeting of Shareholders. Any Award issued under the Plan’s terms prior to such shareholder approval shall not become effective until the date of such shareholder approval. No further Awards may be granted under the Plan after 10 years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Awards have been exercised, vested, satisfied, forfeited, or expired.
ARTICLE II
DEFINITIONS
The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.
2.1    “Affiliate” means any entity (whether a corporation, partnership, joint venture or other form of entity) that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Company, including without limitation any such entity of which the Company owns or controls more than 50% of the outstanding capital stock or the combined voting power of all classes of stock or other equity or ownership interests.
2.2    “Award” means any Option, Restricted Stock Award, Restricted Stock Unit, Performance Grant, or SAR granted, whether singly, in combination, or in tandem, to a Participant pursuant to such
A 1

applicable terms, conditions and limitations as may be established in order to fulfill the objectives of this Plan.
2.3    “Award Agreement” means the written or electronic agreement provided in connection with an Award setting forth the terms and conditions of the Award. Such Agreement may contain any other provisions that the Committee, in its sole discretion, shall deem advisable which are not inconsistent with the terms of the Plan. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of the Award as stated in the Award Agreement.
2.4    “Board of Directors” or “Board” means the board of directors of the Company.
2.5    “Cause” means (i) performing an act of dishonesty, fraud, theft, embezzlement, or misappropriation involving the Participant’s employment with the Company, or breach of the duty of loyalty to the Company; (ii) performing an act of race, sex, national origin, religion, disability, or age-based discrimination which, after investigation, counsel to the Company reasonably concludes will result in liability being imposed on the Company and/or the Participant; (iii) material violation of the Company’s policies and procedures including, but not limited to, the Company’s Employee Handbook and/or Code of Business Conduct and Ethics; or (iv) performing any act resulting in a criminal felony charge brought against the Participant or a criminal conviction of the Participant (other than a conviction of a minor traffic violation).
2.6    “Change of Control” means (i) the date of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Stock would be converted into cash, securities or other property; or (ii) the date of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any sale, lease, exchange or other transfer to any corporation where the Company owns, directly or indirectly, at least 80% of the outstanding voting securities of such corporation after any such transfer; or (iii) the date of any plan or proposal for the liquidation or dissolution of the Company; or (iv) the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934), other than the Old Republic International Corporation Employees Savings and Stock Ownership Trust or any other trust established by or contributed to by the Company or any of its Subsidiaries for the benefit of Employees of the Company or its Subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d 3 under the Exchange Act) of 20% or more of the Company’s outstanding stock; or (v) the date, during any period of 24 consecutive months, on which individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof. Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Section 409A if the foregoing definition of “Change of Control” were to apply, but would not result in the imposition of any additional tax if the terms “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation 1.409A-3(i)(5), then “Change of Control” shall mean a “change in control event” within the meaning of Treasury Regulation 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Section 409A.
2.7    “Code” means the Internal Revenue Code of 1986, as amended. References herein to any Section of the Code shall also refer to any successor provision thereof, and the regulations and other authority issued thereunder by the appropriate governmental authority.
A 2

2.8    “Committee” means the Compensation Committee of the Board or such other committee designated by the Board. The Committee shall at all times consist solely of two or more members of the Board of Directors, and all members of the Committee shall be Disinterested Persons.
2.9    “Company” means Old Republic International Corporation, a Delaware corporation, or its successor in interest.
2.10     “Date of Grant” shall mean the date that the Committee (or the Committee’s delegee pursuant to Section 10.2) grants an award.
2.11    “Director” means an individual who is a non-employee member of the Board.
2.12    “Disability” means a period of medically determined physical or mental impairment that is expected to result in death or to last for a continuous period of not less than 12 months during which you are unable to engage in any substantial gainful activity by reason of such impairment.
2.13    “Disinterested Person” means an individual who satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.
2.14    “Dividend Equivalent” means a credit based on the cash dividend that would have been paid on a share of Stock specified in an Award if such share was held by the Participant to whom the Award is made.
2.15    “Employee” means any person in an employment relationship with the Company or any Affiliate.
2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.17    “Fair Market Value” means, as of any specified date, the closing sales price of the Stock reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee), or, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. In the event the Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate, in accordance with Section 409A.
2.18    “Good Reason” means with respect to an individual the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of Employee by the Company for Cause: (i) a material reduction by the Company of Employee’s base salary; (ii) a material reduction in Employee’s authority, duties and responsibilities; or (iii) the Company’s requiring Employee to be based anywhere other than within 50 miles of Employee’s office location as of the Date of Grant except for requirements of reasonably required travel on the Company’s business.
2.19    “Grant Price” means the price at which a Participant may exercise an Option, SAR or other right to receive cash or Stock, as applicable, under the terms of an Award.
2.20    “Incentive Option” means an Option granted under the Plan which is designated as an “Incentive Option” and satisfies the requirements of Section 422 of the Code.
2.21    “Nonqualified Option” means an Option granted under the Plan other than an Incentive Option.
A 3

2.22    “Option” means an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock pursuant to Article V.
2.23    “Participant” means any Employee or Director who has been granted an Award under the Plan.
2.24    “Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, which need not be the same for each Participant. The Performance Criteria used by the Committee may include either objective metrics or subjective metrics which measure performance by the Company and/or a Participant’s performance, which may include, but are not limited to, the following: net sales; revenue; revenue growth; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income; division, group or corporate financial goals; return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends); cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; cash margins; attainment of environmental, social, and governance performance measures; and other performance measures and criteria as determined by the Committee.
The Performance Criteria may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof.
2.25    “Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate or an individual. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period.
2.26    “Performance Grant” means an Award, denominated in cash or in Stock, made to a Participant under Article IX.
2.27    “Performance Period” means the designated period during which the Performance Criteria must be satisfied with respect to an Award.
2.28    “Plan” means the Old Republic International Corporation 2022 Incentive Plan, as set out in this document and as it may be amended from time to time.
2.29    “Prior Plan” means the Old Republic International Corporation 2016 Incentive Compensation Plan.
2.30    “Restricted Stock Award” means shares of Stock issued as an Award and subject to restrictions and conditions pursuant to Article VI.
A 4

2.31    “Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant under Article VII to receive a share of Stock on a date determined in accordance with the provisions of Article VII and the Participant’s Award Agreement.
2.32    “Section 409A” means Section 409A of the Code and any Treasury Regulations and guidance promulgated thereunder.
2.33    “Special Cash Dividend” means a cash dividend that the Board determines is not in the ordinary course of business and is considered a “corporate transaction” under Treasury Regulation Section 1.424-1(a)(3)(ii).
2.34    “Stock” means the common stock of the Company, $1.00 par value per share, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 4.6.
2.35    “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Stock on the date the right is exercised over a specified Grant Price, and subject to restrictions and conditions pursuant to Article VIII.
2.36    “10% Shareholder” means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by whole or half-blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.
ARTICLE III
ELIGIBILITY
The individuals who shall be eligible to receive Awards shall be Employees or Directors as the Committee shall determine from time to time.
ARTICLE IV
GENERAL PROVISIONS RELATING TO AWARDS
4.1    Authority to Grant Awards. The Committee may grant Awards to those Employees or Directors as it shall determine from time to time under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the amount of any Award and the number of shares of Stock to be covered by any Award to be granted to an Employee or a Director shall be as determined by the Committee. Each Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award. A Participant who has received an Award in any year may receive an additional Award or Awards in the same year or in subsequent years.
4.2    Dedicated Shares. The total number of shares of Stock with respect to which Awards may be granted under the Plan shall be the sum of (i) 20,000,000 shares, (ii) the number of shares that were available for issuance under the Prior Plan on the Effective Date, and (iii) the number of shares of Stock subject to outstanding awards as of the Effective Date under the Prior Plan that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable shares of Stock).
A 5

The shares of Stock may be treasury shares or authorized but unissued shares. The numbers of shares of Stock stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.6.
(a)    In connection with the granting of an Award, the number of shares of Stock available for issuance under this Plan shall be reduced by the number of shares of Stock in respect of which the Award is granted or denominated. For example, upon the grant of stock-settled SARs, the number of shares of Stock available for issuance under this Plan shall be reduced by the full number of SARs granted, and the number of shares of Stock available for issuance under this Plan shall not thereafter be increased upon the exercise of the SARs and settlement in shares of Stock, even if the actual number of shares of Stock delivered in settlement of the SARs is less than the full number of SARs exercised. Awards valued by reference to Stock that may be settled in equivalent cash value will count as shares of Stock delivered to the same extent as if the Awards were settled in shares of Stock.
(b)    Any shares of Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under this Plan shall not be added back to the number of shares of Stock available for issuance under this Plan.
(c)    Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares of Stock, the number of shares of Stock available for issuance under this Plan shall be increased by the number of shares of Stock allocable to the expired, forfeited, cancelled or otherwise terminated Option or other Award (or portion thereof). To the extent that any Award is forfeited, or any Option or SAR terminates, expires or lapses without being exercised, the shares of Stock subject to such Awards will not be counted as shares delivered under this Plan.
(d)    Shares of Stock delivered under the Plan in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity, or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Stock available for delivery under the Plan, to the extent that an exemption from the shareholder approval requirements for equity compensation plans applies under the rules or listing standards of the principal national securities exchange on which the Stock is listed.
4.3    Award Limits. Notwithstanding any provision in the Plan to the contrary:
(a)    Subject to adjustment under Section 4.6, the maximum number of shares of Stock that may be granted to any one individual during any thirty-six month period may not exceed (i) with respect to Options, more than 3,000,000 shares of Stock, and (ii) with respect to Restricted Stock Awards, SARs, and Performance Grants denominated in shares of Stock, more than 750,000 shares of Stock.
(b)    The maximum number of shares of Stock issued to a Director in any calendar year (i) with respect to Options may not exceed 300,000 shares of Stock (subject to adjustment as provided in Section 4.6 below), and (ii) with respect to Restricted Stock Awards may not exceed 75,000 shares of Stock (subject to adjustment as provided in Section 4.6 below).
(c)    Subject to adjustment as provided in Section 4.6 hereof, the maximum number of shares of Stock for which Awards may be granted under the Plan pursuant to Incentive Options shall be 20,000,000.
A 6

4.4    Non-Transferability; Permitted Assignee. Except as otherwise determined by the Committee in compliance with Rule 16b-3 under the Exchange Act, the Awards granted hereunder shall not be transferable by the Employee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Employee’s lifetime, only by the Employee. Notwithstanding the foregoing, an Award shall be transferable pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Notwithstanding the foregoing, an Award may be assigned to a beneficiary pursuant to a written designation filed with the Company during the Participant’s lifetime (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that the Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 4.4.
4.5    Requirements of Law. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities pursuant to any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable pursuant to an Award is not registered, the Company may notate on the book entry or stock certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of, or the issuance of shares under, an Award to comply with any law or regulation of any governmental authority.
4.6    Changes in the Company’s Capital Structure; Adjustments.
(a)    The existence of the Plan and the Awards granted hereunder shall not affect or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding. In the event of any subdivision or consolidation of outstanding shares of Stock, declaration of a dividend payable in shares of Stock or other stock split, then (i) the number and kind of shares of Stock or other securities reserved under this Plan and the number of shares of Stock available for issuance pursuant to specific types of Awards as described in Section 4.2; (ii) the number and kind of shares of Stock or other securities covered by outstanding Awards; (iii) the Grant Price or other price in respect of such Awards; (iv) the appropriate Fair Market Value and other price determinations for such Awards; and (v) the limitations shall each be proportionately adjusted by the Board as the Board deems appropriate, in its sole discretion, to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Stock or any distribution to holders of Stock of securities or property (other than an ordinary dividend, but
A 7

including a Special Cash Dividend), the Board shall make adjustments to outstanding Awards. The Board shall have the discretion to determine the method of adjustment for such Awards, including to adjust (i) (x) the number and kind of shares of Stock or other securities reserved under this Plan and the number of shares of Stock available for issuance pursuant to specific types of Awards as described in Section 4.2, and (y) the number and kind of shares of Stock or other securities covered by Awards; (ii) the Grant Price or other price in respect of such Awards; (iii) the appropriate Fair Market Value and other price determinations for such Awards; and (iv) the Award Limits described in Section 4.3 to reflect such transaction. Notwithstanding the foregoing, with respect to SARs and Options that are not Incentive Options, the adjustment made by the Board in respect of a Special Cash Dividend will solely be a downward adjustment to the Grant Price (i.e., the Grant Price shall be reduced by the dollar amount of the Special Cash Dividend).
(b)    The Committee shall have the authority to adjust the Performance Goals (either up or down) and the level of the Performance Grant that a Participant may earn under this Plan, to exclude any of the following events that occurs during a Performance Period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) items of an unusual nature or of infrequency of occurrence or non-recurring items which were reported in the Company’s income statement in the Company’s annual report to shareholders for the applicable year.
(c)    Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A unless the Participant consents otherwise; (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A or comply with the requirements of Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A to be subject thereto.
(d)    Substitute Awards. To the extent permitted by applicable securities law or any rule of the securities exchange on which the Stock is then listed or traded, the Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate under the circumstances, grant substitute awards under the Plan. A substitute award is an Award granted under the Plan in substitution for stock and stock-based awards (“acquired entity awards”) held by current and former employees or non-employee directors of another corporation or entity who become Employees or Directors as the result of a merger, consolidation or combination of the employing corporation or other entity (the “acquired entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the acquired entity (provided such persons held such awards immediately prior to such merger, consolidation, acquisition or combination) in order to preserve for the grantee the economic value of all or a portion of such acquired entity award at such price as the Committee determines necessary to achieve such preservation of economic value. Substitute awards shall not count against the limitation in Section 4.2 on the maximum number of shares of Stock reserved for issuance, but any substitute awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Options shall be counted against the limitation in Section 4.3(c) on maximum number of Incentive Options that can be issued under the Plan.
A 8

4.7    Election Under Section 83(b) of the Code. Except as expressly permitted by an Award Agreement, no Participant shall exercise the election permitted under Section 83(b) of the Code without prior approval of the Committee or the Company’s Chief Executive Officer. If a Participant files an election under Section 83(b) of the Code without approval, such Award shall be forfeited.
4.8    Change of Control.
(a)    No Continuation, Assumption, or Replacement of Awards. In addition to accelerated vesting as described in Section 4.9(d)(i), in the event of a Change of Control and the surviving or successor entity does not assume the Awards, the Committee shall be authorized (1) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 15 days prior to such cancellation; or (2) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess, if any, of the Fair Market Value of Stock on such date over the Grant Price of such Award (except that to the extent the Grant Price under any such Options or SARs is equal to or exceeds the Fair Market Value of Stock on such date, in which case no amount shall be payable with respect to such Options or SARs). Any adjustment under this Section need not be the same for all Participants.
(b)    Continuation, Assumption or Replacement of Awards. In the event of a Change of Control in which the surviving or successor entity (or its parent corporation) continues, assumes or replaces Awards outstanding as of the date of the Change of Control (with such adjustments as may be required or permitted by Section 4.6), such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 4.9(d)(ii) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section, an Award shall be considered assumed or replaced if, in connection with the Change of Control and in a manner consistent, as applicable, with Sections 409A and 424 of the Code, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change of Control, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Change of Control and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.
(c)    If the Participant is an Employee of an Affiliate at the time that such Affiliate is voluntarily divested by the Company, then all unvested Awards held by the Participant shall become fully vested as of the effective date of such divestiture. The term “divested” refers to the act of divesting and includes, but is not limited to, any sale, transfer, spin-off, reorganization or any other similar transaction or change in corporate structure which results in all or substantially all of the issued and outstanding voting stock of an entity being owned by a third party (or parties) other than the Company.
(d)    Notwithstanding the provisions of this Section, if any Award constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A, the timing of settlement of such Award pursuant to this Section shall, subject to Section 12.3 hereof, be in accordance with the settlement terms set forth in the applicable Award Agreement if such Change of Control fails to constitute a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v).
A 9

4.9    Vesting.
(a)    Minimum Vesting Period. Except as otherwise provided in an Award Agreement, each Award issued to a Participant shall have a 3-year graded vesting period. Notwithstanding the foregoing, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute awards; and (ii) shares of Stock delivered in lieu of fully vested cash obligations.
(b)    Forfeiture upon Severance of Employment. Upon the severance of the employment relationship between the Company and its Affiliates and the Participant for any reason, except as otherwise provided in this Section, then the unvested portion of the Employee’s outstanding Award(s) shall be immediately forfeited. Notwithstanding the foregoing, except as otherwise provided herein or in an Award Agreement, both the vested and unvested portion of an Employee’s outstanding Options shall be forfeited as described in Section 5.3(b).
(c)    Accelerated Vesting due to Death or Disability. If a Participant (i) dies while in the employ of the Company or any Affiliate or while a member of the Board, or (ii) retires from the employ of the Company or any Affiliate or ceases being a member of the Board as a result of Disability, then the Participant’s outstanding Award(s) shall become fully vested.
(d)    Continued Vesting upon Retirement. If an Employee retires in good standing from the employ of the Company or any Affiliate after attaining age 65 and having been employed by the Company or any Affiliate for 10 years or longer, any outstanding Award(s) shall continue to vest in accordance with the schedule provided in the Employee’s Award Agreement(s), subject to ongoing compliance with any restrictive covenants or other obligations in the Award Agreement(s) or any plan, policy, or program of the Company and/or its Affiliate. For purposes of this Section 4.9(d), years of employment shall be measured from the date an Employee was first employed by the Company or any Affiliate and shall include periods of employment prior to the time when the Affiliate was acquired by the Company.
(e)    Continued Vesting upon Termination of Board Service. In the event a Director’s service on the Board terminates other than due to death or Disability, then, except as otherwise provided in the Director’s Award Agreement(s), the Director’s outstanding Award(s) shall continue to vest in accordance with the schedule provided in the Director’s Award Agreement(s).
(f)    Effect of a Change of Control.
        (i)    Awards Not Assumed. If and to the extent that outstanding Awards are not continued, assumed or replaced in connection with a Change of Control as provided in Section 4.8(a), then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms and (ii) all unvested Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Grant Awards will become immediately vested and non-forfeitable. For this purpose, the target level of performance shall be deemed to have been achieved under all performance-based awards.
        (ii)    Awards Assumed; Termination After a Change of Control. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 4.8(b), and if within 36 months after the Change of Control (A) an Employee experiences
A 10

an involuntary termination of employment without Cause or the Employee terminates employment with Good Reason or (B) a Director ceases service on the Board and is not selected to serve on the board of directors of the acquiring entity (or is selected to serve on the acquiring entity’s board and such service ceases during the 36-month period), then the Participant’s (i) outstanding Options and SARs that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, and (ii) all unvested Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Grant Awards will become immediately vested and non-forfeitable. For this purpose, the target level of performance shall be deemed to have been achieved under all performance-based awards.
4.10    Prohibition on Dividends on Unvested Awards. The Plan shall not pay dividends or Dividend Equivalents on any Awards prior to vesting or during the forfeiture restriction period. Notwithstanding the foregoing, an Award issued under this Plan is permitted to accrue dividends or Dividend Equivalents during the vesting or forfeiture restriction period, but payment shall not be permitted until such Award’s restriction lapse or vesting is completed. Notwithstanding the foregoing, the Plan shall not pay dividends or Dividend Equivalents on any Options or SARs.
ARTICLE V
OPTIONS
5.1    Type of Option. The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option. An Incentive Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) at the time the Option is granted.
5.2    Grant Price. The price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of (i) 100% of the Fair Market Value per share of Stock on the Date of Grant; or (ii) the per share par value of the Stock on the Date of Grant. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share. In the case of any 10% Shareholder, the price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of: (x) 110% of the Fair Market Value per share of Stock on the Date of Grant; or (y) the per share par value of the Stock on the Date of Grant.
The price per share at which shares of Stock may be purchased under a Nonqualified Option shall not be less than the greater of: (a) 100% of the Fair Market Value per share of Stock on the Date of Grant; or (b) the per share par value of the Stock on the Date of Grant. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share.
5.3    Duration of Options.
(a)    General. The term of each Option shall be as specified by the Committee at the Date of Grant, but in no event shall an Option be exercisable after the expiration of 10 years from the Date of Grant. In the case of a 10% Shareholder, no Incentive Option shall be exercisable after the expiration of 5 years from the Date of Grant.
(b)    Termination of Options Upon Severance of Employment. Except as otherwise expressly provided herein or in an applicable Award Agreement, Options shall terminate immediately upon severance of the employment relationship between the Company and its Affiliates and the
A 11

Participant. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the Affiliate and the Participant shall be determined by the Committee at the time thereof.
(i) Death. In the event of the death of a Participant while in the employ of the Company or any Affiliate and before the date of expiration of an Option held by such Participant, such Option shall terminate on the earlier of its date of expiration or 4 years following the date of such death. After the death of the Participant, the Participant’s executors, administrators, or any person or persons to whom the Participant’s Option may be transferred by will, by the laws of descent and distribution or by beneficiary designation shall have the right, at any time prior to such termination, to exercise the Option, in whole or in part. The number of shares vested and exercisable, however, shall be determined as of the date of death, with no further vesting thereafter.
(ii) Retirement. If, before the date of expiration of an Option, the Participant holding the Option shall be retired in good standing from the employ of the Company or any Affiliate for reasons of age or disability under the then established rules of the Company or the Affiliate, the Option shall terminate on the earlier of the normal date of expiration or 4 years after the date of such retirement. In the event of such retirement, the Option shall be exercisable prior to the termination of such Option to the extent to which the Participant was entitled to exercise such Option immediately prior to such retirement, subject to Section 4.9(d). An employment relationship between the Company and the Participant shall be deemed to exist during any period in which the Participant is employed by the Company or any Affiliate. If the Participant dies after retirement, but prior to the expiration date of the Option, the Option period shall not be extended but shall terminate on the earlier of the date of expiration or 4 years after the date of retirement. The number of shares vested and exercisable, however, shall be determined as of the date of retirement, with no further vesting thereafter.
(iii) Involuntary Severance. In the event of any involuntary severance of the employment relationship between the Participant and the Company and its Affiliates, other than following any Change of Control, such Option shall terminate on the earlier of its scheduled date of expiration or 4 years from the date of such involuntary severance, unless such involuntary severance of the employment relationship was for Cause, in which case such Option shall terminate immediately upon the date of such involuntary severance.
(c)    Termination of Options upon Termination of Board Service. In the event a Director’s service on the Board terminates, other than following any Change of Control, any of the Director’s outstanding Option(s) shall terminate on the earlier of its scheduled date of expiration or 4 years from the date of such termination.
5.4    Amount Exercisable. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its discretion, may provide in the Award Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, the Committee shall take into account the Incentive Options in the order in which they were granted. The Committee shall notify the Participant of its determination as to which of a Participant’s Incentive Options exceed such limit as soon as practicable after such determination.
A 12

5.5    Exercise of Options. Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Grant Price in such form or forms, including, without limitation, payment by delivery of cash or Stock owned by the Participant having a Fair Market Value on the exercise date equal to the total Grant Price, or by any combination of cash and Stock, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer or a “net exercise.” The Participant may deliver shares of Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company. A “net exercise” means the delivery of a properly executed notice followed by a procedure pursuant to which (i) the Company will reduce the number of shares of Stock otherwise issuable to a Participant upon the exercise of an Option by the number of shares of Stock having a Fair Market Value equal to the aggregate Grant Price for the shares of Stock with respect to which the Option is exercised (and any tax withholding per Section 12.4), and (ii) the Company shall pay to the Participant cash in lieu of any fractional share otherwise issuable to the Participant as a result of such net exercise. Except as otherwise provided by law, nothing herein shall prevent the ability of the Participant to pay fees or commissions on the exercise of Options through a qualifying broker-dealer with Stock attained as a result of such exercise.
5.6    Substitution Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company.
5.7    No Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to Stock covered by an Option until the date of issuance of the Stock as evidenced by a book entry or stock certificate.
5.8    Prohibition on Repricing of Options. No Option may be repriced, replaced, regranted through cancellation, exchanged for cash, exchanged for any other Awards or modified without shareholder approval (except as contemplated in Section 4.6 hereof), if the effect of such action would be to reduce the exercise price for the shares underlying such Option.
ARTICLE VI
RESTRICTED STOCK
6.1    Restricted Stock Awards and Eligibility. The Committee, in its sole discretion, may grant Restricted Stock Awards to certain Participants. In determining which Participants shall be eligible for a Restricted Stock Award, the Committee may, in its discretion, consider the nature of the Participant’s duties, responsibilities, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in accomplishing the purposes of the Plan. Awards of Restricted Stock shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of shares of Stock to be issued to the Participant, the consideration for such shares (if any), forfeiture restrictions and forfeiture restriction periods, Performance Criteria, if any, and other rights with respect to the shares.
6.2    Forfeiture Restrictions. The Committee may provide that the forfeiture restrictions shall lapse upon (i) the attainment of one or more Performance Goals; (ii) the Participant’s continued employment with the Company or continued service as a Director for a specified period of time; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole
A 13

discretion; or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different forfeiture restrictions, in the discretion of the Committee. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to a Participant’s termination of employment or termination of services provided by the Participant as a Director (by retirement, Disability, death or otherwise) prior to the expiration of the forfeiture restrictions. Such additional terms, conditions or restrictions shall be set forth in an Award Agreement made in conjunction with the Award.
6.3    Issuance of Restricted Stock. Upon the grant of a Restricted Stock Award to a Participant, issuance of the stock (by book entry or stock certificate registered in the name of the Participant) shall be made for the benefit of the Participant as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. Any book entry or stock certificate evidencing shares of Restricted Stock pending the lapse of restrictions shall bear a legend making appropriate reference to the restrictions imposed. Upon the grant of a Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions. Upon vesting, payment of tax withholdings by the Participant may be made in accordance with Section 12.4.
6.4    Voting and Dividend Rights. The Plan shall not pay dividends on Restricted Stock during any forfeiture restriction period. Notwithstanding the foregoing, the Participant shall, unless otherwise provided in an Award Agreement, receive an accrual of dividends during any forfeiture restriction period. In addition, the Participant shall have the right to vote the Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Participant shall not be entitled to delivery of the Stock until any forfeiture restriction period shall have expired (and shall not be entitled to accrued dividends in the event the restrictions do not lapse); (ii) the Company shall retain custody of the Stock during the forfeiture restriction period; and (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock during any forfeiture restriction period. A breach of the terms and conditions established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award.
6.5    Transfers of Unrestricted Shares. Upon the vesting date of a Restricted Stock Award, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiaries or heirs).
ARTICLE VII
RESTRICTED STOCK UNITS
7.1    Restricted Stock Units and Eligibility. The Committee, in its sole discretion, may grant Restricted Stock Units to certain Participants. In determining which Participants shall be eligible for an Award of Restricted Stock Units, the Committee may, in its discretion, consider the nature of the Participant’s duties, responsibilities, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the committee deems relevant in accomplishing the purposes of the Plan. Awards of Restricted Stock Units shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of units, performance criteria, if any, and terms of redemption (such as when Restricted Stock Units will be redeemed or whether the Award settles in shares of Stock, cash, or a combination) of the Restricted Stock Units (whether in connection with the termination of employment or otherwise).
7.2    Voting and Dividend Rights. No Participant shall be entitled to any voting rights with respect to any share of Stock represented by a Restricted Stock Unit until the date of issuance of such
A 14

shares. The Plan shall not pay Dividend Equivalents on Restricted Stock Units prior to vesting. Notwithstanding the foregoing, to the extent provided in an Award Agreement, the Participant shall be entitled to an accrual of Dividend Equivalents with respect to dividends on shares of Stock having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be subject to the same vesting schedule as the Restricted Stock Units and shall not become payable until such vesting requirements are met.
7.3    Settlement of Restricted Stock Units. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Award Agreement vest or on which other date determined by the Committee, in its discretion, and set forth in the Award Agreement, one share of Stock or cash equal to the Fair Market Value thereof, as applicable (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 4.6), for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes (as described in Section 12.4). If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash. The book entry or stock certificate evidencing the shares payable under a Restricted Stock Unit will be issued within an administratively reasonable period after the date on which the Restricted Stock Unit vests so that the payment of shares qualifies for the short-term deferral exception under Section 409A. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with the terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a Restricted Stock Unit to a date or dates after the Restricted Stock Unit vests, provided that the terms of the Restricted Stock Unit and any deferral satisfy the requirements to avoid imposition of the “additional tax” under Section 409A(a)(1)(B).
7.4    Effect of Termination of Service. Unless otherwise provided in the grant of a Restricted Stock Unit, as set forth in the Award Agreement, if a Participant’s employment or service terminates for any reason, whether voluntary or involuntary, then the Participant shall forfeit to the Company any Restricted Stock Units which remain subject to vesting under the Award Agreement on the date of termination.
ARTICLE VIII
STOCK APPRECIATION RIGHTS
8.1    Stock Appreciation Rights. A Stock Appreciation Right or SAR is an award that may or may not be granted in tandem with an Option, and entitles the holder to receive an amount equal to the difference between the Fair Market Value of a share of Stock at the time of exercise of the SAR and the Grant Price, subject to the applicable terms and conditions of the tandem Options and the following provisions of this Article VIII. The Grant Price of a SAR shall be no less than the Fair Market Value per share of Stock on the Date of Grant.
8.2    Exercise. An SAR shall entitle the Participant to receive, upon the exercise of the SAR, shares of Stock (valued at their Fair Market Value at the time of exercise), cash, or a combination thereof, in the discretion of the Committee, in an amount equal in value to the excess of the Fair Market Value of the shares of Stock subject to the SAR as of the date of such exercise over the Grant Price of the SAR, less applicable tax withholdings (as described in Section 12.4). If granted in tandem with an Option, the exercise of an SAR will result in the surrender of the related Option and, unless otherwise provided by the
A 15

Committee in its sole discretion, the exercise of an Option will result in the surrender of a related SAR, if any.
8.3    Expiration Date. The “expiration date” with respect to an SAR shall be determined by the Committee, and if granted in tandem with an Option, shall be not later than the expiration date for the related Option. If neither the right nor the related Option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and payment shall be made to the holder in cash. Notwithstanding the preceding, the expiration date for an SAR shall be not later than 10 years from the date the SAR is granted.
8.4    Award Agreements. At the time any Award is made under this Article VIII, the Company and the Participant shall enter into an Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical.
8.5    Prohibition on Repricing of SARs. No SAR may be repriced, replaced, regranted through cancellation, exchanged for cash, exchanged for any other Awards or modified without shareholder approval (except as contemplated in Section 4.6 hereof), if the effect of such action would be to reduce the exercise price for the shares underlying such SAR.
ARTICLE IX
PERFORMANCE GRANTS
9.1    Performance Grants and Eligibility. The purpose of this Article IX is to provide the Committee the ability to (i) grant Restricted Stock Awards, Restricted Stock Unit Awards, and Stock Appreciation Rights as performance-based awards, and (ii) grant Performance Grants that are settled in cash or shares of Stock based on the satisfaction of Performance Criteria. The Committee, in its sole discretion, may designate certain Participants who are eligible to receive a Performance Grant if certain pre-established Performance Goals are met. In determining which Participants shall be eligible for a Performance Grant, the Committee may, in its discretion, consider the nature of the Participant’s duties, responsibilities, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.
9.2    Establishment of Performance Grant. The Committee shall determine the terms of the Performance Grant, if any, to be made to a Participant and the period over which such performance will be measured by the Committee (the “Performance Period”). The Committee may, in its sole discretion, make downward adjustments to the amount payable under a Performance Grant otherwise during or following a Performance Period.
9.3    Criteria for Performance Goals. The Performance Goals shall be pre-established by the Committee. The Committee shall, in writing, (i) designate one or more Participants, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, (iv) specify the relationship between Performance Criteria and the Performance Goals, and (v) specify the minimum and maximum amounts to be earned by each Participant for such Performance Period.
9.4    Committee Certification. Following the completion of each Performance Period, the Committee must certify in writing whether and to what extent the applicable Performance Goals have been achieved for such Performance Period and the amount that shall be payable with respect to that Award. No Award or portion thereof that is subject to the satisfaction of any condition shall be considered
A 16

to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved. If the Committee certifies the entitlement of a Participant to the performance-based Performance Grant or other performance-based award, the payment shall be made to the Participant subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. The Committee may not increase during a year the amount of a Performance Grant or other performance-based award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.
9.5    Payment and Limitations. Performance Grants shall be paid on or before the 90th day following both (i) the end of the Performance Cycle, and (ii) certification by the Committee that the Performance Goals and any other material terms of the Performance Grant and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Performance Grant may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash. Furthermore, a Participant shall be eligible to receive payment pursuant to a performance-based award for a Performance Period only if the Performance Goals for such period are achieved.
ARTICLE X
ADMINISTRATION
10.1    General. The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards granted thereunder shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:
(a)    determine the Participants to whom and the time or times at which Awards will be made;
(b)    determine the number of shares and the purchase price of Stock covered in each Award, subject to the terms of the Plan;
(c)    determine the terms, provisions and conditions of each Award, which need not be identical;
(d)    define the effect, if any, on an Award of the death, Disability, retirement, or termination of employment or service of the Participant;
(e)    determine and certify the attainment of performance goals, criteria, or any similar terms and conditions (including, but not limited to, Performance Goals with respect to Performance Grants) with respect to Awards;
A 17

(f)    subject to Article XI, adopt modifications and amendments to the Plan or any Award Agreement, including, without limitation, any modifications or amendments that are necessary to comply with the laws of the countries in which the Company or its Affiliates operate;
(g)    prescribe, amend and rescind rules and regulations relating to administration of the Plan; and
(h)    make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.
The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.
10.2    Delegation of Authority. The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan, including with respect to the execution of Award Agreements or other documents, and, to the extent permitted by applicable law, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee or committees consisting of one or more members of the Board and/or one or more officers of the Company. The authority to grant awards may only be delegated to an individual who is subject to the reporting rules under Section 16(a) of the Exchange Act and such delegation shall not include the authority to grant Awards to such individual or any other individual subject to the reporting rules under Section 16(a) of the Exchange Act. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.2 shall serve in such capacity at the pleasure of the Committee.
ARTICLE XI
AMENDMENT OR TERMINATION OF PLAN
The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, to the extent required under applicable stock exchange rules or other applicable rules or regulations, no amendment or modification shall be made to the Plan without the approval of the Company’s shareholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (i) change the aggregate number of shares of Stock which may be issued under Incentive Options, (ii) change the class of Employees eligible to receive Incentive Options, or (iii) decrease the Grant Price for Options or SARs below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company’s shareholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.
A 18

ARTICLE XII
MISCELLANEOUS
12.1    No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Participant under the Plan. All Participants shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.
12.2    No Employment Obligation. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.
12.3    Section 409A. Except to the extent that Section 7.3 applies to an Award, it is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendment to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A.
In the event that all or part of an Award granted pursuant to this Agreement provides for a deferral of compensation within the meaning of the Section 409A, it is the general intention, but not the obligation, of the Company to design the Award to comply with Section 409A and such Award should be interpreted accordingly. Notwithstanding anything to the contrary contained herein, in the event that Employee is a “specified employee” (as defined under Section 409A) when Employee becomes entitled to a payment or settlement under the Award which is subject to Section 409A on account of a “separation from service” (as defined under Section 409A), to the extent required by the Code, such payment shall not occur until the date that is 6 months plus one day from the date of such separation from service. Any amount that is otherwise payable within the 6-month period described herein will be aggregated and paid in a lump sum without interest. Further, for purposes of the Section 409A, each payment or settlement of any portion of an Award under this Agreement shall be treated as a separate payment of compensation.
12.4    Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Employee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option, the cash payment of a Performance Grant, or issuance of Stock in payment of Restricted Stock, Restricted Stock Units, a Performance Grant. In the alternative, the Company may require the Employee (or other person exercising the Option or receiving Stock) to pay the sum directly to the employer corporation or, except as the Committee may otherwise provide in an Award, the Employee may satisfy such tax obligations in whole or in part by net settlement through delivery of Stock, including shares of Stock retained from the Award creating the obligation, valued at Fair Market Value. The Company shall pay to the Participant cash in lieu of any fractional share otherwise issuable to the Participant as a result of such net settlement. If the Employee (or other person exercising the Option or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 3 business days after (i) the date of exercise, or (ii) notice of the Committee’s decision to pay all or part of a Performance Grant in Stock, whichever is
A 19

applicable. The Company shall have no obligation upon exercise of any Option, or notice of the Committee’s decision to pay all or part of the Performance Grant in Stock, until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or issuance of Stock is sufficient to cover all sums due with respect to that exercise or issuance of Stock. The Company and its Affiliates shall not be obligated to advise an Employee of the existence of the tax or the amount which the employer corporations will be required to withhold.
12.5    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is specifically required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise specifically required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate including, but not limited to, a reacquisition right in respect of previously acquired shares of stock or other cash or property upon the occurrence of a Participant’s termination of employment for Cause. As of the Effective Date, the policy provides, to the extent permitted by law, the Company will seek to recoup any incentive-based compensation, including Awards under the Plan, paid to any current or former executive officer if: (i) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the Board determines that such executive officer engaged in misconduct that resulted in the obligation to restate, and (iii) a lower payment would have been made to the executive officer based upon the restated financial results.
12.6    Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Stock (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Employee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Section 409A. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to an Employee shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.
12.7    Prohibition On Deferred Compensation. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Stock pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A. Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto.
12.8    Indemnification of the Committee and the Board of Directors. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors, and each member of the Committee and the Board of Directors
A 20

shall be entitled without further act on his part to indemnity from the Company to the fullest extent allowed under Delaware law.
12.9    Gender. If the context requires, words of one gender when used in the Plan shall include the others and words used in the singular or plural shall include the other.
12.10    Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.
12.11    Other Compensation Plans. The adoption of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for Employees of the Company or any Affiliate.
12.12    No Right To An Award; Other Awards. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted any Award or any other rights hereunder except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The grant of an Award shall not confer upon the Participant the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Participants, or the right to receive future Awards upon the same terms or conditions as previously granted.
12.13    No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
12.14    Governing Law. The provisions of the Plan shall be construed, administered, and governed under the laws of the state of Delaware and applicable federal law. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

A 21

OLD REPUBLIC INTERNATIONAL CORPORATION

Annual Meeting of Shareholders

Thursday, May 26, 2022

3:00 p.m., Central Time Virtual Meeting

www.virtualshareholdermeeting.com/ORI2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

D74812-P72208

OLD REPUBLIC INTERNATIONAL CORPORATION
307 North Michigan Avenue
Chicago, Illinois 60601

The undersigned hereby appoint a Proxy Committee of THOMAS A. DARE, FRANK J. SODARO and CRAIG R. SMIDDY or any one of them (with full power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common Stock that the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held virtually and accessible through www.virtualshareholdermeeting.com/ORI2022 on May 26, 2022 at 3:00 P.M., Central Time (CT), or at any adjournments thereof. Please see the accompanying proxy statement for important information regarding remote participation for the Virtual Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors FOR proposals 1, 2, 3 and 4 AND IN THE COMMITTEE'S DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Continued and to be signed on reverse side

OLD REPUBLIC INTERNATIONAL CORP.
307 N. MICHIGAN AVENUE
CHICAGO, IL 60601-5382

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (EDT) on May 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ORI2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (EDT) on May 25, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY REMOTE PARTICIPATION
We are holding a virtual annual meeting and have made arrangements for remote participation by shareholders. Detailed information regarding voting procedures for remote participation are provided as described in the accompanying proxy statement. Please retain the control number shown on this proxy card, as it will be necessary for any shareholder to participate remotely in the annual meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D74811-P72208

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLD REPUBLIC INTERNATIONAL CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Steven J. Bateman
02) Lisa J. Caldwell
03) John M. Dixon
04) Glenn W. Reed

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To ratify the selection of KPMG LLP as the Company's auditors for 2022.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐
4. To approve the Old Republic International Corporation 2022 Incentive Compensation Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

OLD REPUBLIC INTERNATIONAL CORPORATION

Annual Meeting of Shareholders

Thursday, May 26, 2022

3:00 p.m., Central Time Virtual Meeting

www.virtualshareholdermeeting.com/ORI2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

D74814-P72208

OLD REPUBLIC INTERNATIONAL CORPORATION
307 North Michigan Avenue
Chicago, Illinois 60601

The undersigned hereby appoint a Proxy Committee of THOMAS A. DARE, FRANK J. SODARO and CRAIG R. SMIDDY or any one of them (with full power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common Stock that the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held virtually and accessible through www.virtualshareholdermeeting.com/ORI2022 on May 26, 2022 at 3:00 P.M., Central Time (CT), or at any adjournments thereof. Please see the accompanying proxy statement for important information regarding remote participation for the Virtual Annual Meeting.

Old Republic International Corporation Employees Savings and Stock Ownership Plan Members/Old Republic Baseline Security Plan Members/Republic Mortgage Insurance Company Profit Sharing Plan Members

If you are a participant in one or more of the above Plans, which holds shares of Old Republic International Corporation ("ORI") Common Stock, each share held by these Plans is entitled to one (1) vote at the Annual Meeting of Shareholders of the Company to be held May 26, 2022. Under the terms of each of these Plans, you as a participant are entitled to vote the number of shares of ORI Common Stock allocated to your account. Please return the proxy card you receive as soon as possible. By returning the proxy card you will assure that the shares will be voted in accordance with your instructions. If you fail to exercise these voting rights, the shares that are unvoted may be voted by the Administration Committee or the Trustee of the Plan as provided for under the provisions of the Plan or Plans involved.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors FOR proposals 1, 2, 3 and 4 AND IN THE ADMINISTRATION COMMITTEE'S OR TRUSTEE'S DISCRETION FOR SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Continued and to be signed on reverse side

SCAN TO
VIEW MATERIALS & VOTE

OLD REPUBLIC INTERNATIONAL CORP.
307 N. MICHIGAN AVENUE
CHICAGO, IL 60601-5382

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (EDT) on May 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ORI2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (EDT) on May 25, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY REMOTE PARTICIPATION
We are holding a virtual annual meeting and have made arrangements for remote participation by shareholders. Detailed information regarding voting procedures for remote participation are provided as described in the accompanying proxy statement. Please retain the control number shown on this proxy card, as it will be necessary for any shareholder to participate remotely in the annual meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D74813-P72208

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLD REPUBLIC INTERNATIONAL CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Steven J. Bateman
02) Lisa J. Caldwell
03) John M. Dixon
04) Glenn W. Reed

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To ratify the selection of KPMG LLP as the Company's auditors for 2022.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐
4. To approve the Old Republic International Corporation 2022 Incentive Compensation Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date